Exhibit 10.2





               ============================================================

                                   $500,000,000

                          FILM FINANCE CREDIT AGREEMENT,

                                    dated as of

                                   May 10, 1996,

                                       among

                         VIACOM FILM FUNDING COMPANY INC.

                                   as Borrower,
                                   -----------

                                    VIACOM INC.

                                        and

                             VIACOM INTERNATIONAL INC.

                                  as Guarantors,
                                  --------------

                              THE BANKS NAMED HEREIN,

                                     as Banks,
                                     --------

                               THE BANK OF NEW YORK,

                                  CITIBANK, N.A.,

                           MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK,
                                        and

                              BANK OF AMERICA NT&SA,

                                as Managing Agents,
                                ------------------

                               THE BANK OF NEW YORK,

                            as the Documentation Agent,
                            --------------------------
                                  CITIBANK, N.A.,

                           as the Administrative Agent,
                           ---------------------------

                            JP MORGAN SECURITIES INC.,

                             as the Syndication Agent,
                             ------------------------

                                        and
                          THE BANKS IDENTIFIED AS AGENTS
                          ON THE SIGNATURE PAGES HEREOF,


                                     as Agents
                                     ---------

  ==============================================================================

                                 TABLE OF CONTENTS


                                     ARTICLE I

                         DEFINITIONS AND ACCOUNTING TERMS

   1.1.  Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . .    1
   1.2.  Computation of Time Periods  . . . . . . . . . . . . . . . . . . .   18
   1.3.  Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . .   18


                                    ARTICLE II

                           AMOUNT AND TERMS OF THE LOANS

   2.1.  The Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
   2.2.  Making the Loans . . . . . . . . . . . . . . . . . . . . . . . . .   20
   2.3.  Termination or Reduction of the
           Loan Commitments . . . . . . . . . . . . . . . . . . . . . . . .   21
   2.4.  Repayment of the Loans . . . . . . . . . . . . . . . . . . . . . .   22
   2.5.  Optional Prepayments of the Loans  . . . . . . . . . . . . . . . .   22


                                    ARTICLE III

                    CONVERSION, INTEREST, PAYMENTS, FEES, ETC.

   3.1.   Conversion/Continuation Option  . . . . . . . . . . . . . . . . .   22
   3.2.   Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
   3.3.   Interest Rate Determination and Protection  . . . . . . . . . . .   24
   3.4.   Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
   3.5.   Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . .   25
   3.6.   Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
   3.7.   Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . .   28
   3.8.   Payments and Computations . . . . . . . . . . . . . . . . . . . .   29
   3.9.   Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . .   30
   3.10.  Replacement Banks . . . . . . . . . . . . . . . . . . . . . . . .   30


                                    ARTICLE IV

                               CONDITIONS OF LENDING

   4.1.  Conditions Precedent to the Making
           of the Initial Loans . . . . . . . . . . . . . . . . . . . . . .   31
   4.2.  Additional Conditions Precedent to the
           Making of the Initial Loans  . . . . . . . . . . . . . . . . . .   32
   4.3.  Conditions Precedent to the Making
           of Each Loan . . . . . . . . . . . . . . . . . . . . . . . . . .   32













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                                     ARTICLE V

                                     GUARANTEE

   5.1.  Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
   5.2.  Guarantee Absolute . . . . . . . . . . . . . . . . . . . . . . . .   33
   5.3.  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
   5.4.  Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
   5.5.  Continuing Guarantee; Transfer of Interest . . . . . . . . . . . .   34
   5.6.  Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . .   35


                                    ARTICLE VI

                          REPRESENTATIONS AND WARRANTIES

   6.1.   Corporate Existence; Compliance with Law  . . . . . . . . . . . .   35
   6.2.   Corporate Power; Authorization; Enforceable
            Obligations . . . . . . . . . . . . . . . . . . . . . . . . . .   35
   6.3.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
   6.4.   Financial Information . . . . . . . . . . . . . . . . . . . . . .   37
   6.5.   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
   6.6.   Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . .   38
   6.7.   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
   6.8.   No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
   6.9.   Investment Company Act  . . . . . . . . . . . . . . . . . . . . .   39
   6.10.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
   6.11.  Environmental Protection  . . . . . . . . . . . . . . . . . . . .   39
   6.12.  Title and Liens . . . . . . . . . . . . . . . . . . . . . . . . .   39
   6.13.  Trademarks, Copyrights, Etc.  . . . . . . . . . . . . . . . . . .   40
   6.14.  FCC Licenses, Franchises  . . . . . . . . . . . . . . . . . . . .   40
   6.15.  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . .   40


                                    ARTICLE VII

                                FINANCIAL COVENANTS

   7.1.  Total Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . .   41
   7.2.  Ratio of EBIDT to Trailing Total Cash
           Interest and Preferred Dividends . . . . . . . . . . . . . . . .   41
   7.3.  Minimum Net Worth  . . . . . . . . . . . . . . . . . . . . . . . .   41
















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                                                                            ----





                                   ARTICLE VIII

                               AFFIRMATIVE COVENANTS

   8.1.  Compliance with Laws, Etc. . . . . . . . . . . . . . . . . . . . .   41
   8.2.  Payment of Taxes, Etc. . . . . . . . . . . . . . . . . . . . . . .   42
   8.3.  Maintenance of Insurance . . . . . . . . . . . . . . . . . . . . .   42
   8.4.  Preservation of Corporate Existence, Etc.  . . . . . . . . . . . .   42
   8.5.  Books and Access . . . . . . . . . . . . . . . . . . . . . . . . .   42
   8.6.  Maintenance of Properties, Etc.  . . . . . . . . . . . . . . . . .   43
   8.7.  Application of Proceeds  . . . . . . . . . . . . . . . . . . . . .   43
   8.8.  Financial Statements of Viacom Inc . . . . . . . . . . . . . . . .   43
   8.9.  Reporting Requirements . . . . . . . . . . . . . . . . . . . . . .   45


                                    ARTICLE IX

                                NEGATIVE COVENANTS

   9.1.  Liens, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
   9.2.  Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
   9.3.  Substantial Asset Sale . . . . . . . . . . . . . . . . . . . . . .   48
   9.4.  Transactions with Affiliates . . . . . . . . . . . . . . . . . . .   48
   9.5.  Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
   9.6.  Subsidiary Indebtedness  . . . . . . . . . . . . . . . . . . . . .   48
   9.7.  Other Restrictions on Indebtedness . . . . . . . . . . . . . . . .   49


                                     ARTICLE X

                                 EVENTS OF DEFAULT

   10.1.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . .   49


                                    ARTICLE XI

                    THE MANAGING AGENTS AND THE FACILITY AGENTS

   11.1.  Authorization and Action  . . . . . . . . . . . . . . . . . . . .   52
   11.2.  Managing Agents' and Facility Agents'
             Reliance, Etc. . . . . . . . . . . . . . . . . . . . . . . . .   53
   11.3.  The Bank of New York, Citibank, N.A.,
             Morgan Guaranty Trust Company of
             New York, Bank of America NT&SA and
             Their Affiliates . . . . . . . . . . . . . . . . . . . . . . .   53
   11.4.  Bank Credit Decision  . . . . . . . . . . . . . . . . . . . . . .   54










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                                                                            ----



   11.5.  Determinations Under Sections 4.1, 4.2 and 4.3  . . . . . . . . .   54
   11.6.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .   55
   11.7.  Successor Facility Agents . . . . . . . . . . . . . . . . . . . .   55


                                    ARTICLE XII

                                   MISCELLANEOUS

   12.1.  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .   56
   12.2.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . .   57
   12.3.  No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . .   57
   12.4.  Costs; Expenses; Indemnities  . . . . . . . . . . . . . . . . . .   58
   12.5.  Right of Set-Off  . . . . . . . . . . . . . . . . . . . . . . . .   59
   12.6.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . .   60
   12.7.  Assignments and Participations;
             Additional Banks . . . . . . . . . . . . . . . . . . . . . . .   61
   12.8.  GOVERNING LAW; SEVERABILITY . . . . . . . . . . . . . . . . . . .   63
   12.9.  SUBMISSION TO JURISDICTION; WAIVER
             OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . .   63
   12.10.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . .   64
   12.11.  Section Titles . . . . . . . . . . . . . . . . . . . . . . . . .   65
   12.12.  Execution in Counterparts  . . . . . . . . . . . . . . . . . . .   65
   12.13.  Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65


                                     SCHEDULES

       Schedule I        - List of Lending Offices
       Schedule II       - Commitments
       Schedule III      - Transaction Documents
       Schedule 1.1      - Guarantees in Effect on the Date
                           of this Agreement
       Schedule 9.1(a)   - Satellite Transponder Liens
       Schedule 9.1(b)   - Liens
       Schedule 9.6      - Subsidiary Indebtedness


                                     EXHIBITS

       Exhibit A         - Notice of Borrowing
       Exhibit B         - Notice of Conversion or Continuation
       Exhibit C         - Form of Opinion of Michael D. Fricklas
       Exhibit D         - Form of Assignment and Acceptance

            FILM FINANCE CREDIT AGREEMENT, dated as of May 10, 1996, among VIACOM FILM FUNDING COMPANY INC., a [Delaware corporation] (the "Borrower"), VIACOM INC., a Delaware corporation, and VIACOM INTERNATIONAL INC., a Delaware corporation, as Guarantors (each a "Guarantor") the Banks parties hereto from time to time, THE BANK OF NEW YORK, as a Managing Agent and as the Documentation Agent, CITIBANK, N.A., as a Managing Agent and as the Administrative Agent, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Managing Agent, JP MORGAN SECURITIES INC., as the Syndication Agent, THE BANK OF AMERICA NT&SA, as a Managing Agent, and the Banks identified as Agents on the signature pages hereof, as Agents.


                                W I T N E S E T H:
                                - - - - - - - - -

            WHEREAS, the Borrower has requested that the Banks provide senior debt financing for the funding of the production, distribution and acquisition of motion pictures or other programming rights and the Banks are willing to make funds available for such purposes, but only upon the terms and subject to the conditions contained herein;

            NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                     ARTICLE I

                         DEFINITIONS AND ACCOUNTING TERMS

            1.1.  Defined Terms.  As used in this Agreement, the following
                  -------------
  terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Administrative Agent" means Citibank, N.A., in its capacity as the
             --------------------
  Administrative Agent, or any successor in such capacity.

            "Affiliate" means, as to any Person, any Subsidiary of such Person
             ---------
  and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of any Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agents" means each of the Banks identified as Agents on the
             ------
  signature pages hereof.

            "Agreement" means this Credit Agreement, as modified, amended or
             ---------
  supplemented from time to time.

            "Amendment" means Amendment No. 2 to the September Agreement, dated
             ---------
  as of November 17, 1995.

            "APB 16 and 17" means Accounting Principles Board Opinions Nos. 16
             -------------
  and 17 as in effect at the time that any addition or adjustment required thereunder is to be made to the financial statements of a Person.

            "Applicable Eurodollar Rate Margin" shall mean on any date the
             ---------------------------------
  percentage set forth below opposite the Credit Rating applicable on such date:

        CREDIT RATING                                   MARGIN
        -------------                                   ------

        BBB-/Baa3 or better                              .375%
        BB+/Ba1 or lower                                 .625%


  ; provided, however, that if the ratings assigned by S&P and Moody's shall
    --------  -------
  differ, the Credit Rating shall be the rating which is the higher rating.

            "Applicable Lending Office" means, with respect to each Bank, its
             -------------------------
  Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

            "Arranger" means each of The Bank of New York, Citicorp Securities,
             --------
  Inc., JP Morgan Securities Inc. and BA Securities Inc.

            "Banks" means the lenders listed on the signature pages hereof, and
             -----
  such other lenders as may become parties hereto from time to time pursuant to
  Section 12.7.

            "Base Rate" means, for any day, a fluctuating interest rate per
             ---------
  annum as shall be in effect for such day, which rate per annum shall be equal at all times to the higher of

            (a) the rate of interest announced publicly by the Administrative Agent in New York, New York as the Administrative Agent's base rate in effect for such day; or

            (b) the Federal Funds Rate for such day plus 1/2 of one percent per annum.


            "Base Rate Loan" means any Loan or portion thereof that bears
             --------------
  interest with reference to the Base Rate.

            "Blockbuster" means Blockbuster Entertainment Corporation, a
             -----------
  Delaware Corporation that merged into Viacom Inc.

            "Borrower" has the meaning specified in the recitals hereof.
             --------

            "Borrowing" means a borrowing by the Borrower consisting of Loans
             ---------
  made on the same day by the Banks ratably according to their respective Commitments.

            "Business Day" means a day of the year on which banks are not
             ------------
  required or authorized to close in New York City and, if the applicable Business Day relates to a Eurodollar Rate Loan, a day on which dealings are also carried on in Dollars in the London interbank market.

            "Cable Transaction" has the meaning specified in the Amendment.
             -----------------

            "Cable Transaction Effective Date" has the meaning specified in the
             --------------------------------
  Amendment.

            "Capitalized Lease" means, as applied to any Person, any lease of
             -----------------
  property by such Person as lessee which should be capitalized on a balance sheet of such Person prepared in accordance with GAAP, other than leases of satellite transponders.

            "Cash Equivalents" means (i) securities with maturities of one year
             ----------------
  or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (ii) certificates of deposit, time deposits, bankers' acceptances and repurchase agreements of any commercial bank rated at least A-3 by Moody's, (iii) negotiable Eurodollar certificates of deposit and time deposits issued by a London affiliate of a U.S. commercial bank or Canadian bank qualified under the preceding clause
  (ii) if such affiliate's long-term debt is rated A-3 or better by Moody's and
  (iv) commercial paper of an issuer rated at least A-1+ by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments.

            "Code" means the Internal Revenue Code of 1986 (or any successor
             ----
  legislation thereto), as amended from time to time.

            "Commercial Paper" of any Person means any unsecured promissory
             ----------------
  note of such Person with a maturity at the time of issuance not exceeding nine months, exclusive of days of grace, issued by such Person pursuant to a commercial paper program.

            "Commitment" has the meaning specified in Section 2.1(a).
             ----------

            "Commitment Fee" has the meaning specified in Section 3.4(a).
             --------------

            "Commitment Termination Date" means the earlier of (i) May 9, 1997
             ---------------------------
  and (ii) the date of the earlier termination in whole of all of the Commitments pursuant to the terms hereof, including pursuant to Section 10.1.

            "Contaminant" means any waste, pollutant, hazardous substance,
             -----------
  toxic substance, hazardous waste, special waste, petroleum or petroleum derived substance or waste, or any constituent of such substance or waste, including any substance regulated under any Environmental Law.

            "Credit Rating" means the most recent rating of the long-term
             -------------
  senior unsecured debt of Viacom Inc. announced by Moody's or S&P or, in the event that either or both cease the issuance of debt ratings generally, such other rating agency or rating agencies agreed to by the Majority Banks.

            "Default" means any event which with the passing of time or the
             -------
  giving of notice or both would become an Event of Default.

            "Documentation Agent" means The Bank of New York, in its capacity
             -------------------
  as the Documentation Agent, or any successor in such capacity.

            "Dollars" and the sign "$" each mean the lawful money of the United
             -------
  States of America.

            "Domestic Lending Office" means, with respect to any Bank, the
             -----------------------
  office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

            "Earnings from Operations" means, at any time, for Viacom Inc. and
             ------------------------
  its Subsidiaries, revenues plus equity in earnings of affiliated companies,
                             ----
  less (i) operating expenses, (ii) selling expenses, (iii) general and
  ----
  administrative expenses and (iv) depreciation and amortization expenses.

            "EBIDT" means, at any time, the Earnings from Operations of Viacom
             -----
  Inc. and its Subsidiaries on a consolidated basis as set forth in the statement of operations of Viacom Inc. and its Subsidiaries for the immediately preceding four Fiscal Quarters for which financial statements have been delivered to the Banks pursuant to Section 8.8 of this Agreement (adjusted to account for material dispositions during such four Fiscal Quarters), plus (to the extent previously deducted) (a) the sum of the
             ----
  following expenses of Viacom Inc. and its Subsidiaries for such period:
  (i) depreciation expense; (ii) amortization expense (including all amortization expenses recognized in accordance with APB 16 and 17 but excluding (A) all other amortization of programming, production and pre-publication costs and (B) amortization of videocassettes)"; (iii) expenses accrued under the Incentive Plans for such period; (iv) non-recurring expenses and non-cash charges incurred in connection with the "Tender Offer" or the "Merger" (each as defined in the July Agreements) or the Merger, (v) in the event that, during such period, Viacom Inc. or any of its Subsidiaries acquires all or substantially all of the assets or Equity of any other Person or any Equity in any other Person that is reported on an equity basis, the EBIDT of such Person, as determined in accordance with the terms of this definition, shall be included in the EBIDT of Viacom Inc. for all Fiscal Quarters during such period; (vi) all other non-cash charges; and (vii) with respect to the calculation of EBIDT through September 30, 1994, $48.35 million of expenses associated with programming write-offs at USA Networks less (b) the proportional EBIDT of the interests held by any other Person in entities fully consolidated with Viacom Inc. and its Subsidiaries, as determined in accordance with the terms of this definition. For the purposes of Section 7.2 only, EBIDT shall be calculated on an actual historical basis without taking into account acquisitions or dispositions during any relevant calculation period.

            "Effective Date" means the earliest date on which all of the
             --------------
  conditions precedent specified in Section 4.1 shall have been satisfied or waived.

            "Environmental Law" means the Comprehensive Environmental Response,
             -----------------
  Compensation, and Liability Act (42

  U.S.C. Sec. 9601 et seq.), the Hazardous Material Transportation Act (49
                   -- ---
  U.S.C. Sec. 1801 et seq.), the Resource Conservation and Recovery Act (42
                   -- ---
  U.S.C. Sec. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.
                   -- ---
  Sec. 1251 et seq.), the Clean Air Act (42 U.S.C. Sec. 7401 et seq.), the Toxic
            -- ---                                           -- ---
  Substances Control Act (15 U.S.C. Sec. 2601 et seq.), and the Occupational
                                              -- ---
  Safety and Health Act (29 U.S.C. Sec. 651 et seq.), in each case as amended or
                                            -- ---
  supplemented from time to time, and any analogous future federal or present or future state or local statutes, including, without limitation, transfer of ownership notification statutes such as the New Jersey Environmental Cleanup Responsibility Act (N.J. Stat. Ann. Sec. 13:1K-6 et seq.) and the Connecticut
                                                   -- ---
  Industrial Transfer Law of 1985 (Conn. Gen. Stat. Sec. 22a-134 et seq.) and
                                                                 -- ---
  the regulations promulgated pursuant thereto.

            "Environmental Liabilities and Costs" means, as to any Person, all
             -----------------------------------
  liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, any criminal or civil statute, including any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions, or the Release or threatened Release of a Contaminant into the environment, resulting from the past, present or future operations of such Person or its Subsidiaries.

            "Environmental Lien" means any Lien in favor of any Governmental
             ------------------
  Authority for Environmental Liabilities and Costs.

            "Equity" means all shares, options, equity interests, general or
             ------
  limited partnership interests, joint venture interests or participations or other equivalents (regardless of how designated) of or in a corporation, partnership or other entity, whether voting or non-voting, and including, without limitation, common stock, preferred stock, purchase rights, warrants or options for any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974
             -----
  (or any successor legislation thereto) and the rules and regulations promulgated thereunder, as amended from time to time.

           "ERISA Affiliate" shall mean a corporation, partnership or other
            ---------------
  entity which is considered one employer with Viacom Inc. under Section 4001 of ERISA or Section 414 of the Code.

           "ERISA Event" means (i) a Reportable Event with respect to a Title
            -----------
  IV Plan; (ii) the withdrawal of Viacom Inc., any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
  Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC.

           "Eurocurrency Liabilities" has the meaning specified in Regulation D.
            ------------------------

           "Eurodollar Lending Office" means, with respect to any Bank, the
            -------------------------
  office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

           "Eurodollar Rate" means, for any Interest Period, the rate of
            ---------------
  interest per annum determined by the Administrative Agent to be the offered rate per annum at which deposits in Dollars appears on the Telerate Page 3750 (or any successor page) as of 11:00 A.M. (London time), or in the event such offered rate is not available from the Telerate Page, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time), two Business Days before the first day of such Interest Period for deposit in dollars in an amount substantially equal to the aggregate Eurodollar Rate Loans to which such Interest Period relates and for a period equal to such Interest Period.

           "Eurodollar Rate Loan" means any Loan or portion thereof that bears
            --------------------
  interest at a rate determined with reference to the Eurodollar Rate.

           "Eurodollar Rate Reserve Percentage" means, for any Bank for any
            ----------------------------------
  Interest Period, the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D for determining the actual reserve requirement incurred by such Bank (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

            "Event of Default" has the meaning specified in Section 10.1.
             ----------------

            "Exchange Offer" has the meaning specified in the Amendment.
             --------------

            "Facility Agents" means each of the Administrative Agent, the
             ---------------
  Documentation Agent and the Syndication Agent.

            "FCC" means the Federal Communications Commission, or any successor
             ---
  thereto.

            "FCC License" means, with respect to Viacom Inc. or any of its
             -----------
  Subsidiaries, any radio, television or other license, Permit, certificate of compliance or authorization issued by the FCC and required for the operation of its respective radio and television broadcast stations and cable television systems.

            "Federal Funds Rate" means, for any day, a fluctuating interest
             ------------------
  rate per annum equal for such day to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

            "Final Judgment" has the meaning specified in Section 10.1(g).
             --------------

            "Fiscal Quarter" means any three month period ending March 31, June
             --------------
  30, September 30 or December 31 of any Fiscal Year, or such other fiscal quarter end date as may be determined by Viacom Inc.

            "Fiscal Year" means each twelve-month period ending December 31, or
             -----------
  such other fiscal year end date as may be determined by Viacom Inc.

            "Franchise" means a franchise, authorization or right by contract
             ---------
  to construct, own, operate or otherwise exploit any cable television facility operated by Viacom Inc. or any of its Subsidiaries, granted by any Governmental Authority.

            "GAAP" means generally accepted accounting principles in the United
             ----
  States of America as in effect from time to time and set forth in the rules, regulations, opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession and which are applicable to the circumstances as of the date of determination.

            "GAAS" means generally accepted auditing standards in the United
             ----
  States of America as in effect from time to time and set forth in the rules, regulations, opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession and which are applicable to the circumstances as of the date of determination.

            "Governmental Authority" means any nation or government, any state
             ----------------------
  or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantor" means each of Viacom Inc. and Viacom International.
             ---------

            "Incentive Plans" means Viacom Inc.'s Long-Term Incentive Plan and
             ---------------
  Long-Term Management Incentive Plan.

            "Indebtedness" of any Person means at any date, without
             ------------
  duplication, (i) all obligations of such Person for borrowed money (including, without limitation, in the case of the Borrower, the obligations of the Borrower for borrowed money under this Agreement), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of Property or services, except as provided below,
  (iv) all obligations of such Person as lessee under Capitalized Leases, (v) all Indebtedness of others secured by a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person, (vi) all Indebtedness of others directly or indirectly guaranteed or otherwise assumed by such Person, including any obligations of others endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation any Indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation, or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, provided that Indebtedness of Viacom Inc. and its Subsidiaries shall not
  --------
  include (a) guarantees in existence on the date hereof of Indebtedness of discontinued operations, and (b) guarantees of Indebtedness that are identified on Schedule 1.1 to this Agreement and that arise from commitments in existence at the date hereof (in each of cases (a) and (b), only if such guarantees are not extended by Viacom Inc. or any of its Subsidiaries after the date hereof or, in the case of any increase in commitments, only the amount of the increase in such existing commitments shall be included in Indebtedness) (vii) all obligations of such Person as issuer, customer or account party under letters of credit or bankers' acceptances that are either drawn or that back financial obligations that would otherwise be Indebtedness; provided, however, that in each of the foregoing clauses
                --------  -------
  (i) through (vii), Indebtedness shall not include obligations (other than the July Agreements and the September Agreement) specifically with respect to the production, distribution and acquisition of motion pictures or other programming rights, talent or publishing rights.

            "Indemnified Liability" has the meaning specified in Section
             ---------------------
  12.4(b).

            "Indemnified Person" has the meaning specified in Section 12.4(b).
             ------------------

            "Initial Funding Date" means the date on which the conditions set
             --------------------
  forth in Sections 4.1, 4.2 and 4.3 are satisfied or waived and the initial Loans are made hereunder.

            "Interest Period" means, (a) in the case of Base Rate Loans, the
             ---------------
  period commencing on the date such Loans are made or on the date of conversion of such Loans from Eurodollar Rate Loans and ending on the last day of each Fiscal Quarter, and (b) in the case of Eurodollar Rate Loans, (i) initially, the period commencing on the date such Loans are made or on the date of conversion of such Loans or portions thereof from Base Rate Loans and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 or 3.1, as the case may be, and (ii) thereafter, if such Loans are renewed, in whole or in part, as Euro-dollar Rate Loans pursuant to Section 3.1, the period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 3.1, subject, however, to the following:

            (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension for any Eurodollar Rate Loan would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

           (ii) any Interest Period in respect of Eurodollar Rate Loans that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

          (iii) no Interest Period may extend beyond the Commitment Termination Date;

           (iv) the Borrower may not select any Interest Period in respect of Loans in an aggregate amount less than $5,000,000; and

            (v) there shall be outstanding at any one time no more than 20 Interest Periods in the aggregate.

            "IRS" means the Internal Revenue Service, or any successor thereto.
             ---

           "July Agreements" means (i) the Credit Agreement, dated as of July
            ---------------
  1, 1994, as amended from time to time, among Viacom Inc., the banks party thereto from time to time, The Bank of New York, Citibank N.A., Morgan Guaranty Trust Company of New York and Bank of America NT&SA as Managing Agents, The Bank of New York as the Documentation Agent, Citibank N.A. as the Administration Agent, J.P. Morgan Securities Inc. as the Syndication Agent, the banks identified as Agents on the signature pages thereof and the banks identified as Co-Agents on the signature pages thereof, as Co-Agents; and
  (ii) the Subsidiary Facility.

           "Lien" means any mortgage, deed of trust, pledge, hypothecation,
            ----
  assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement.

           "Loan Parties" means the Borrower and each of the Guarantors.
            ------------

           "Loans" means the loans made to the Borrower pursuant to Section 2.1.
            -----

           "Majority Banks" means, at any time, Banks and Lenders (as defined
            --------------
  in each of the September Agreement and each of the July Agreements) having at least 51% of the aggregate Commitments under this Agreement, the September Agreement and the July Agreements, taken together and voting as a single group; provided, however, that for purposes of this definition, if the
         --------  -------
  Commitments under this Agreement, the September Agreement or either of the July Agreements of any Bank or Lender shall have been terminated, the then aggregate unpaid principal amount of Loans of such Bank or Lender thereunder shall be deemed to be such Bank's or such Lender's Commitment under this Agreement, the September Agreement or the July Agreements, as the case may be.

           "Managing Agents" means each of The Bank of New York, Citibank,
            ---------------
  N.A., Morgan Guaranty Trust Company of New York and Bank of America NT&SA, acting in such capacity.

           "Margin Stock" has the meaning specified in Regulation U.
            ------------

           "Material Adverse Change" means a change that has resulted or would
            -----------------------
  result in a Material Adverse Effect.

            "Material Adverse Effect" means a material adverse effect on the
             -----------------------
  business, financial condition, operations or Properties of Viacom Inc. and its Subsidiaries taken as a whole.

            "Material Credit Agreement Change" means a change that has
             --------------------------------
  materially adversely affected or would materially adversely affect the legality, validity or enforceability of any payment obligation of the Borrower, Viacom Inc. or Viacom International under this Agreement.

            "Material Subsidiary" of any Person means any "significant
             -------------------
  subsidiary" of such Person as defined in Regulation S-X, as amended from time to time, promulgated under the Securities Act of 1933, as amended.

            "Merger" means the merger of Blockbuster with and into Viacom Inc.
             ------
  with Viacom Inc. as the surviving corporation.

            "Moody's" means Moody's Investors Service, Inc.
             -------

            "Multiemployer Plan" means a multiemployer plan, as defined in
             ------------------
  Section 4001(a)(3) of ERISA, to which Viacom Inc., any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

            "NAI" means National Amusements, Inc., a Maryland corporation.
             ---

            "Net Worth" means, at any time, as to Viacom Inc. and its
             ---------
  Subsidiaries on a consolidated basis (determined in accordance with GAAP), the excess of total assets over (i) total liabilities as shown on Viacom Inc.'s then most recent consolidated balance sheet and (ii) preferred stock that is either exchangeable into debt or is non-perpetual.

            "Non Cable Businesses" has the meaning specified in the Amendment.
             --------------------

            "Notice of Assignment and Acceptance" has the meaning specified in
             -----------------------------------
  Section 12.7(a).

            "Notice of Borrowing" means a notice of the Borrower substantially
             -------------------
  in the form of Exhibit A hereto specifying therein (i) the date of the proposed Borrowing, (ii) the aggregate amount of such proposed Borrowing,
  (iii) the amount thereof, if any, requested to be Eurodollar

  Rate Loans and (iv) the initial Interest Period or Interest Periods for any such Eurodollar Rate Loans.

            "Notice of Conversion or Continuation" has the meaning specified in
             ------------------------------------
  Section 3.1.

            "Obligations" has the meaning specified in Section 5.1.
             -----------

            "PBGC" means the Pension Benefit Guaranty Corporation, or any
             ----
  successor thereto.

            "Pension Plan" means an employee pension benefit plan, as defined
             ------------
  in Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which Viacom Inc., any of its Subsidiaries or any ERISA Affiliate now or in the future maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "Permit" means any permit, approval, authorization, license,
             ------
  variance or permission required from a Governmental Authority under an applicable Requirement of Law.

            "Person" means an individual, partnership, corporation (including a
             ------
  business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or Governmental Authority.

            "Plan" shall mean an employee benefit plan as defined in Section
             ----
  3(3) of ERISA which is maintained or contributed to by Viacom Inc. or an ERISA Affiliate.

            "Property" means any interest in any kind of property or asset,
             --------
  whether real, personal or mixed, and whether tangible or intangible, including, without limitation, the right to use, transmit, display, license or otherwise temporarily or permanently benefit from the possession of, control of or access to any film, television program, trademark, trade name, copyright, service mark or any other type of intellectual or intangible property.

            "Qualified Plan" means an employee pension benefit plan, as defined
             --------------
  in Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the Code, and which Viacom Inc., any of its Subsidiaries or any ERISA Affiliate now or in the future maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "Ratable Portion" means, with respect to any Bank, the percentage
             ---------------
  obtained by dividing the amount of such Bank's Commitment by the aggregate amount of Commitments of all the Banks.

            "Reference Banks" means The Bank of New York, Citibank, N.A.,
             ---------------
  Morgan Guaranty Trust Company of New York and the Bank of America NT&SA.

            "Register" has the meaning specified in Section 12.7(g) hereof.
             --------

            "Regulation D" means Regulation D of the Board of Governors of the
             ------------
  Federal Reserve System (or any successor thereto), as in effect from time to time, or any successor thereto.

            "Regulation T" means Regulation T of the Board of Governors of the
             ------------
  Federal Reserve System (or any successor thereto), as in effect from time to time, or any successor thereto.

            "Regulation U" means Regulation U of the Board of Governors of the
             ------------
  Federal Reserve System (or any successor thereto), as in effect from time to time, or any successor thereto.

            "Regulation X" means Regulation X of the Board of Governors of the
             ------------
  Federal Reserve System (or any successor thereto), as in effect from time to time, or any successor thereto.

            "Release" means, as to any Person, any release, spill, emission,
             -------
  leaking, pumping, injection, deposit, disposal, discharge, disbursal, leaching or migration into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

            "Remedial Action" means all actions required to (i) clean up,
             ---------------
  remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

            "Reportable Event" means any of the events described in Section
             ----------------
  4043(b)(1), (2), (3), (5), (6), (8) or (9) of ERISA.

            "Requirements of Law" means all federal, state and local laws,
             -------------------
  rules, regulations, orders, decrees or other determinations of an arbitrator, court or other Governmental Authority, including the requirements of ERISA and Environmental Law.

            "Responsible Financial Officer" means, as to any Person, the chief
             -----------------------------
  financial officer, treasurer, assistant treasurer, controller, secretary, assistant secretary or other officer of such Person listed in the certificate delivered to the Managing Agents pursuant to Section 4.1(c) or otherwise notified to the Administrative Agent as being authorized to execute documents and certificates and otherwise act on behalf of such Person in connection with financial matters arising under this Agreement.

            "Responsible Officer" of any Person means any of the officers of
             -------------------
  such Person listed in the certificate delivered to the Managing Agents pursuant to Section 4.1(c) or otherwise notified to the Administrative Agent as being authorized to execute and deliver documents and certificates and otherwise act on behalf of such Person in all matters (other than financial matters) arising under this Agreement.

            "S&P" means Standard & Poor's Ratings Group.
             ---

            "September Agreement" means the Credit Agreement, dated as of
             -------------------
  September 29, 1994, as amended from time to time, among Viacom Inc., the banks party thereto from time to time, The Bank of New York, Citibank N.A., Morgan Guaranty Trust Company of New York and Bank of America NT&SA as Managing Agents, The Bank of New York as the Documentation Agent, Citibank N.A. as the Administration Agent, J.P. Morgan Securities Inc. as the Syndication Agent and the banks identified as Agents on the signature pages thereof, as Agents.

            "Single-Employer Plan" shall mean a single-employer plan as defined
             --------------------
  in section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

            "Subsidiary" means, with respect to any Person, any corporation,
             ----------
  partnership or other business entity of which more than 50% of the outstanding Equity having ordinary voting power to elect a majority of the board of directors of such entity (irrespective of whether, at the time, Equity of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) is, or of which more than 50% of the interests in which are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

            "Subsidiary Facility" means the Credit Agreement, dated as of July
             -------------------
  1, 1994, as amended from time to time, among Viacom International, Viacom Cablevision of Dayton, Inc., WNYT Inc., WMZQ Inc. and WVIT Inc., each a Delaware corporation and an indirect wholly owned Subsidiary of Viacom Inc., the banks parties thereto from time to time, The Bank of New York, Citibank, N.A., Morgan Guaranty Trust Company of New York and Bank of America NT&SA, as Managing Agents, The Bank of New York, as Documentation Agent, Citibank, N.A., as the Administrative Agent, JP Morgan Securities Inc. as the Syndication Agent, the banks identified as Agents on the signature pages thereof, as Agents, and the banks identified as Co-Agents on the signature pages thereof, as Co-Agents.

            "Syndication Agent" means JP Morgan Securities Inc. in its capacity
             -----------------
  as the Syndication Agent, or any successor in such capacity.

            "Tax Affiliate" means, as to any Person, (i) any Subsidiary of such
             -------------
  Person, or (ii) any Affiliate of such Person with which such Person files or is required to file consolidated, combined or unitary tax returns.

            "Tax Sharing Agreement" means the Income Tax Agreement, dated as of
             ---------------------
  August 15, 1987, as amended, among NAI, Viacom Inc. and Viacom International.

            "Title IV Plan" means a Pension Plan, other than a Multiemployer
             -------------
  Plan, which is covered by Title IV of ERISA.

            "Total Cash Interest and Preferred Dividends" means, for any
             -------------------------------------------
  period, the sum of the following amounts: (i) the cash interest expense incurred by Viacom Inc. and its Subsidiaries during the preceding four Fiscal Quarters with respect to the aggregate amount of all Indebtedness outstanding during such period plus (ii) the cash dividends paid by Viacom Inc. and its
                     ----
  Subsidiaries to Persons other than Viacom Inc. and its wholly owned Subsidiaries during such four Fiscal Quarters with respect to preferred stock.

            "Total Debt" of Viacom Inc. and its Subsidiaries means, on any
             ----------
  date, the total outstanding Indebtedness of Viacom Inc. and its Subsidiaries on a consolidated basis; provided that for purposes of calculating the Total
                           --------
  Leverage

  Ratio, Total Debt shall be reduced by: (i) 75% of cash, Cash Equivalents and short-term investments held by Viacom Inc. and its Subsidiaries on a consolidated basis at June 30, 1996 and (ii) 65% of such amounts on any date thereafter.

            "Total Leverage Ratio" means the consolidated ratio of Total Debt
             --------------------
  to EBIDT.

            "Transaction Documents" means the documents listed in Schedule III.
             ---------------------

            "Viacom Inc." means Viacom Inc., a Delaware corporation and the
             -----------
  indirect parent corporation of the Borrower.

            "Viacom International" means Viacom International Inc., a Delaware
             --------------------
  corporation and a wholly owned subsidiary of Viacom Inc. and the parent corporation of the Borrower.

            "VII Services" has the meaning specified in the
             ------------
  Amendment.

            "Withdrawal Liability" means, as to any Person, at any time, the
             --------------------
  aggregate amount of the liabilities, if any, of such Person pursuant to
  Section 4201 of ERISA.

            1.2.  Computation of Time Periods.  In this Agreement, in the
                  ---------------------------
  computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

            1.3.  Accounting Terms.  All accounting terms not specifically
                  ----------------
  defined herein shall be construed in accordance with GAAP.

            The parties hereto agree, however, that in the event that any change in accounting principles from those used in the preparation of the financial statements referred to in Section 6.4(a) is hereafter occasioned by the promulgation of rules, regulations, pronouncements, opinions and statements by or required by the Financial Accounting Standards Board or Accounting Principles Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and such change materially affects the calculation of any component of any financial covenant, standard or term contained in this Agreement, the Managing Agents and Viacom Inc. shall negotiate in good faith to amend such financial covenants, standards or terms found in this Agreement (other than in respect of financial statements to be delivered hereunder) so that, upon adoption of such changes, the criteria for evaluation of the Borrower's, each of the Guarantors' and Viacom Inc.'s Subsidiaries' financial condition shall be the same after such change as if such change had not been made; provided, however, that (i) any such amendments shall not become effective
  --------  -------
  for purposes of this Agreement unless approved by the Majority Banks and
  (ii) if Viacom Inc. and the Majority Banks cannot agree on such an amendment, then the calculations under such financial covenants, standards or terms shall continue to be computed without giving effect to such change in accounting principles.


                                    ARTICLE II

                           AMOUNT AND TERMS OF THE LOANS

            2.1.  The Loans.  (a)  The Loans.  On the terms and subject to the
                  ---------        ---------
  conditions contained in this Agreement, each Bank severally agrees to make Loans to the Borrower from time to time on any Business Day during the period from the Initial Funding Date until the Commitment Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Bank's name on Schedule II as its "Commitment" (as adjusted from time to time by reason of assignments in accordance with the provisions of Section 12.7 and as such amount may be reduced pursuant to Section 2.3, such Bank's "Commitment"). Within the limits of each Bank's Commitment, amounts borrowed under this Section 2.1(a) and prepaid pursuant to Section
  2.5 may be reborrowed under this Section 2.1(a).

            (b)  Evidence of Debt.  (i)  Each Bank shall maintain in accordance
                 ----------------
  with its usual practice an account or accounts evidencing the Indebtedness to such Bank resulting from each Loan made by such Bank to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

            (ii) The Register maintained by the Administrative Agent pursuant to Section 12.7(g) shall include a "Loan contract control account" for each Bank, in which account shall be recorded (A) the date and amount of each Borrowing hereunder, (B) the amount and type of each Bank's Loan comprising such Borrowing and any Interest Period applicable thereto, (C) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank with respect to each such Loan hereunder and (D) the amount of any sum received by the

  Administrative Agent from the Borrower with respect to such Loans hereunder and each Bank's Ratable Portion thereof.

            (iii) The entries made in the Register in respect of the Loans shall be conclusive and binding for all purposes, absent manifest error.

            2.2.  Making the Loans.  (a)  Each Borrowing shall be made upon
                  ----------------
  receipt of a Notice of Borrowing, given by the Borrower to the Administrative Agent not later than (i) 9:30 A.M. (New York City time) on the Business Day of the proposed Borrowing, in the event such Borrowing is to be comprised of Base Rate Loans, and (ii) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing, in the event such Borrowing is to be comprised of Eurodollar Rate Loans.

            (b) The Administrative Agent shall give to each Bank prompt notice (but in any event on the same day) of its receipt of a Notice of Borrowing in respect of Loans and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, upon its determination thereof, notice of the applicable interest rate under Section 3.3(b). Each Bank shall, before 11:00 A.M. (or in the case of a Borrowing being made on the same day, before 12:00 noon) (New York City time) on the date of the proposed Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 12.2, in immediately available funds, such Bank's Ratable Portion of such proposed Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

            (c) Each Borrowing pursuant to this Section 2.2 shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $5,000,000 in excess thereof.

            (d) Each Notice of Borrowing pursuant to this Section 2.2 shall be irrevocable and binding on the Borrower. In the case of any proposed Borrowing comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such proposed Borrowing the applicable conditions set forth in
  Article IV, including, without limitation, any loss (excluding loss of the margin payable in accordance with Section 3.2 on the amount of principal not borrowed as a result of such failure), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund any Eurodollar Rate Loan to be made by such Bank as part of such proposed Borrowing when such Eurodollar Rate Loan, as a result of such failure, is not made on such date.

            (e) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any proposed Borrowing pursuant to this
  Section 2.2 that such Bank will not make available to the Administrative Agent such Bank's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Bank has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this
  Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such Ratable Portion available to the Administrative Agent and the Administrative Agent has so made available such amount, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loan comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Bank of any obligation it may have to the Borrower hereunder.

            (f) The failure of any Bank to make the Loan to be made by it as part of any Borrowing pursuant to this Section 2.2 shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any such Borrowing.

            2.3.  Termination or Reduction of the Loan Commitments.  (a)
                  ------------------------------------------------
  Optional Reductions.  The Borrower shall have the right, upon at least three
  -------------------
  Business Days' prior notice to the Administrative Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Banks; provided, however,
                                       --------  -------
  that each partial reduction shall be in the aggregate amount of not less than $5,000,000 or an integral multiple of $5,000,000 in excess thereof.

            (b)  Payment of Commitment Fee.  Simultaneously with any
                 -------------------------
  termination or reduction of the Commitments pursuant to this Section 2.3, the Borrower shall pay to the Administrative Agent for the account of each Bank the Commitment Fee, if any, on the amount of the Commitments so terminated or reduced and owed to such Bank through the date of such termination or reduction.

            2.4.  Repayment of the Loans.  The Borrower shall repay the
                  ----------------------
  outstanding principal amount of the Loans (together with all accrued but unpaid interest thereon) in full on the Commitment Termination Date.

            2.5.  Optional Prepayments of the Loans.  The Borrower may, upon at
                  ---------------------------------
  least three Business Days' prior notice (or at least one Business Day's prior notice in the case of Base Rate Loans), to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Loans comprising a part of the same Borrowing, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that the
                                              --------  -------
  Borrower shall indemnify the Banks pursuant to Section 12.4(c) in the event that any prepayment of any Eurodollar Rate Loans shall be made on a day other than the last day of an Interest Period for such Loans; and provided further,
                                                              -------- -------
  however, that each partial prepayment permitted under this Section 2.5 shall
  -------
  be in an aggregate amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof.


                                    ARTICLE III

                    CONVERSION, INTEREST, PAYMENTS, FEES, ETC.

            3.1.  Conversion/Continuation Option.  The Borrower may elect
                  ------------------------------
  (i) at any time to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans or (ii) at the end of any Interest Period with respect thereto, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans, or to continue such Eurodollar Rate Loans or any portion thereof as Eurodollar Rate Loans for an additional Interest Period; provided,
                                                              --------
  however, that the aggregate of the Eurodollar Rate Loans of the Borrower so
  -------
  converted or so continued for each Interest Period must be in the amount of $5,000,000 or an integral multiple of $5,000,000 in excess thereof. Each such election shall be in substantially the form of Exhibit B hereto (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least one Business Day's, in the case of a conversion to a Base Rate Loan, and three Business Days', in the case of a conversion to or a continuation of a Eurodollar Rate Loan, prior written notice thereof specifying (A) the amount and type of conversion or continuation, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the Interest Period therefor, and (C) in the case of a conversion the date of conversion (which date shall be a Business Day and, if a conversion from a Eurodollar Rate Loan, shall also be the last day of the Interest Period therefor). The Administrative Agent shall promptly (but in any event on the same day) notify each Bank of its receipt of a Notice of Conversion or Continuation and of the contents thereof. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any Interest Period therefor, shall be permitted at any time at which an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this Section 3.1, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing an election to continue all or any portion of the Eurodollar Rate Loans for an additional Interest Period or to convert all or any portion of such Loans, then, upon the expiration of the Interest Period therefor, such Loans or the portions thereof for which an election to continue or convert has not been made will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

            3.2.  Interest.  The Borrower shall pay interest on the unpaid
                  --------
  principal amount of each Loan from the date thereof until the principal amount thereof shall be paid in full, at the following rates per annum:

            (a)  Base Rate Loans.  For Base Rate Loans, at a rate per annum
                 ---------------
       equal at all times to the Base Rate in effect from time to time, payable quarterly in arrears on the last day of each September, December, March and June, on the Commitment Termination Date and on the date any Base Rate Loan is converted or paid in full.

            (b)  Eurodollar Rate Loans.  For Eurodollar Rate Loans, at a rate
                 ---------------------
       per annum equal at all times during the applicable Interest Period for each Eurodollar Rate

       Loan to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Eurodollar Rate Margin, payable in arrears (i) on the last day of such Interest Period and (ii) if such Interest Period has a duration of more than three months, on each day during such Interest Period that occurs every three months from the first day of such Interest Period.

            (c)  Default Rate of Interest.  If any amount of principal of any
                 ------------------------
       Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, the interest rate applicable to any such amount shall be increased by 2.00% per annum, payable on demand, and if any interest, fee or other amount payable hereunder is not paid when due, such amount shall bear interest at a rate per annum equal at all times to the Base Rate in effect from time to time plus 2% per annum payable on demand.

            3.3.  Interest Rate Determination and Protection.  (a)  In the
                  ------------------------------------------
  event that the Eurodollar Rate is not available from the Telerate Page, the Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before such Interest Period. Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the other Reference Bank or Reference Banks.

            (b) The Administrative Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Administrative Agent for purposes of Section 3.2(a) or (b), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 3.2(b).

            (c) If, with respect to Eurodollar Rate Loans, the Banks holding the majority in principal amount of such Loans determine in good faith and notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to such Banks of making such Loans or funding or maintaining their respective Eurodollar Rate Loans for such Interest Period, the Administrative

  Agent shall forthwith so notify the Borrower and the Banks, whereupon

            (i) each Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan unless the Banks holding the majority in principal amount of such Loans notify the Administrative Agent that the circumstances causing such conversion no longer exist and the Borrower delivers a timely Notice of Conversion or Continuation with respect to such Loans; and

            (ii) the obligations of the Banks to make Eurodollar Rate Loans or to convert Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

            3.4.  Fees.  (a)  The Borrower will pay on the last day of each
                  ----
  Fiscal Quarter to each of the Banks quarterly in arrears a fee (the "Commitment Fee") accruing from the Effective Date until the Commitment Termination Date, on such Bank's aggregate average daily unused Commitment as in effect from time to time at a rate of .125%.

            (b) The Borrower has agreed to pay to the Banks, Managing Agents, Agents and Arrangers certain other fees which are earned on the Effective Date and payable on the Initial Funding Date or as separately agreed.

            3.5.  Increased Costs.  (a)  If, due to either (i) the introduction
                  ---------------
  of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in, or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost (other than with respect to income, franchise or withholding taxes or other taxes of a similar nature) to any Bank of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then (A) such Bank shall, as soon as such Bank becomes aware of such increased cost, but in any event not later than 60 days after such increased cost was incurred, deliver to the Borrower and the Administrative Agent a certificate stating (1) the actual amount of such increased cost incurred by such Bank and (2) that it is such Bank's customary practice, from and after the date of this Agreement, to charge its borrowers for increased costs incurred by it; (B) the Borrower shall, within 30 days after its receipt of such certificate, at its sole option, either (1) pay to the Administrative Agent for the account of such Bank amounts sufficient to compensate such Bank for the increased cost incurred by it as set forth in the certificate referred to above or (2) replace such Bank in accordance with the provisions of Section 3.10, provided that if the Borrower does not exercise the option
                   --------
  specified in clause (2) above within 30 days after receipt of the certificate referred to above, then (x) such Bank shall deliver to the Borrower and the Administrative Agent a second certificate stating the increased cost incurred by such Bank and (y) the Borrower shall promptly upon receipt of such second certificate pay to the Administrative Agent for the account of such Bank amounts sufficient to compensate such Bank for such increased cost; and (C) such Bank shall use its reasonable best efforts to designate another of its then existing offices as its Applicable Lending Office if the making of such designation would, without any detrimental effect to such Bank, avoid the need for, or reduce the amount of, future increased costs which are probable of being incurred by such Bank. The amount of increased costs payable by the Borrower to any Bank as stated in any such certificate delivered to the Borrower and the Administrative Agent pursuant to the provisions of this
  Section 3.5(a) shall be conclusive and binding for all purposes, absent manifest error. In determining any such amount, such Bank may use reasonable averaging and attribution methods. If the Borrower so notifies the Administrative Agent within five Business Days after receipt of any certificate delivered to the Borrower pursuant to the provisions of this
  Section 3.5(a), the Borrower may either (x) prepay in full all Eurodollar Rate Loans of such Bank then outstanding in accordance with Section 3.8 and, additionally, reimburse such Bank for such increased cost in accordance with this Section 3.5(a) or (y) convert all Eurodollar Rate Loans of all Banks then outstanding into Base Rate Loans in accordance with Section 3.1 and, additionally, reimburse such Bank for such increased cost in accordance with this Section 3.5(a).

            (b) If any Bank shall be required under Regulation D to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, then (i) such Bank shall, within 60 days after the end of any Interest Period with respect to any Eurodollar Rate Loan during which such Bank was so required to maintain such reserves, deliver to the Borrower and the Administrative Agent a certificate stating (A) that such Bank was required to maintain reserves and as a result such Bank incurred additional costs in connection with making Eurodollar Rate

  Loans, (B) in reasonable detail, such Bank's computations of the amount of additional interest payable by the Borrower pursuant to the provisions of this Section 3.5(b)(ii) and (C) that it is such Bank's customary practice, from and after the date of this Agreement, to charge its borrowers for reserves so maintained by it, and (ii) the Borrower shall, promptly upon receipt of any such certificate, pay to the Administrative Agent, for the account of such Bank, additional interest on the unpaid principal amount of each Eurodollar Rate Loan of such Bank outstanding during the Interest Period with respect to which the above-referenced certificate was delivered to the Borrower, at a rate per annum equal to the difference obtained by subtracting
  (x) the Eurodollar Rate for such Interest Period from (y) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period.
  The amount of interest payable by the Borrower to any Bank as stated in any certificate delivered to the Borrower and the Administrative Agent pursuant to the provisions of this Section 3.5(b) shall be conclusive and binding for all purposes, absent manifest error.

            (c) The payments required under Sections 3.5(a) and (b) are in addition to any other payments and indemnities required under this Agreement.

            3.6.  Illegality.  Notwithstanding any other provision of this
                  ----------
  Agreement, if the introduction of or any change in or in the interpretation of any law or regulation, in each case after the date hereof, shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Bank or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Bank to the Borrower through the Administrative Agent, (i) the obligation of such Bank to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until such Bank through the Administrative Agent shall notify the Borrower that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Loans of such Bank then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of such notice and demand, converts all Eurodollar Rate Loans of all Banks then outstanding into Base Rate Loans in accordance with the notice periods of Section 3.1; provided, however, that before making any such demand, each
                  --------  -------
  Bank agrees to use its reasonable best efforts to designate another of its then existing offices as its Applicable

  Lending Office if the making of such a designation would, without any detrimental effect to such Bank, cause the making of Eurodollar Rate Loans to not be subject to this Section 3.6.

            3.7.  Capital Adequacy.  If any Bank shall, at any time, reasonably
                  ----------------
  determine that (a) the adoption (i) after the date of this Agreement, of any capital adequacy guidelines or (ii) at any time, of any other applicable law, government rule, regulation or order regarding capital adequacy of banks or bank holding companies, (b) any change in (i) any of the foregoing or
  (ii) the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency or (c) compliance with any policy, guideline, directive or request regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any Governmental Authority, central bank or comparable agency, would have the effect of reducing the rate of return on the capital of such Bank to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Bank with respect to capital adequacy in effect immediately before such adoption, change or compliance) and (x) such reduction is as a consequence of the Commitment of, or the making, converting or continuing of any Loans by, such Bank hereunder and (y) such reduction is reasonably deemed by such Bank to be material, then (1) such Bank shall deliver to the Borrower and the Administrative Agent a certificate stating the reduction in the rate of return such Bank will in the future suffer as a result of its Commitment or the making, converting or continuing any Loans by it to the Borrower hereunder and (2) the Borrower shall, within 30 days after its receipt of such certificate, at its sole option, either (A) pay to the Administrative Agent for the account of such Bank from time to time as specified by such Bank such amount as shall be sufficient to compensate such Bank for such reduced return, or (B) replace such Bank in accordance with the provisions of Section 3.10; provided, however, that if the Borrower does not
                              --------  -------
  exercise the option specified in clause (B) above within 30 days after receipt of the certificate referred to above, then (1) such Bank shall deliver to the Borrower and the Administrative Agent a second certificate stating the reduction in the rate of return of such Bank and (2) the Borrower shall promptly pay, as specified by such Bank, to the Administrative Agent for the account of such Bank amounts sufficient to compensate such Bank for the reduction in its rate of return. The amount stated in any certificate delivered to the Borrower pursuant to the provisions of this Section 3.7 shall be conclusive and binding for all pur-poses, absent manifest error. In determining any such amount, such Bank may use reasonable averaging and attribution methods. The payments required under this Section 3.7 are in addition to any other payments and indemnities required hereunder.

            3.8.  Payments and Computations.  (a)  The Borrower shall make each
                  -------------------------
  payment payable by it hereunder not later than 11:00 A.M. (New York City time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section 12.2 in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter (but in any event on the same day) cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 3.5, 3.6 or 3.7) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Payment received by the Administrative Agent after 11:00 A.M. (New York City time) shall be deemed to be received on the next Business Day; provided, however, that the Admin-
                                        --------  -------
  istrative Agent shall use its reasonable best efforts to invest any amounts so received by the Administrative Agent in overnight investments satisfactory to the Borrower, and any earnings on any such investments shall be for the Borrower's account and may be credited against any interest payable hereunder during such period.

            (b) All computations of the Commitment Fee or of interest based on the rate of interest specified in clause (a) of the definition of Base Rate and of fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. All computations of the Commitment Fee shall be based on the aggregate average daily unused Commitment of each Bank. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

            (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

            3.9.  Sharing of Payments, Etc.  If any Bank shall obtain any
                  -------------------------
  payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loan made by it (other than pursuant to Section 3.5, 3.6 or 3.7) in excess of its Ratable Portion of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any
                                     --------  -------
  portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and each such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 3.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

            3.10.  Replacement Banks.  Upon the election of the Borrower to
                   -----------------
  replace any Bank pursuant to the provisions of Section 3.5(a)(B)(2) or 3.7(2)(B), the Borrower shall provide to the Administrative Agent a notice setting forth the replacement Bank or Banks, and the Bank being so replaced shall take all actions as may be necessary to transfer to such replacement Bank or Banks all of the rights and obligations of such Bank hereunder and such replacement Bank or Banks shall pay to the Bank being so replaced the amount outstanding of the Loan made by such Bank hereunder (with appropriate provisions for other amounts due to the Bank being replaced), all as though such replacement Bank or Banks were an assignee or assignees of such Bank to which such Bank were making an assignment in accordance with the provisions of Section 12.7.


                                    ARTICLE IV

                               CONDITIONS OF LENDING

            4.1.  Conditions Precedent to the Making of the Initial Loans.  The
                  -------------------------------------------------------
  making of the initial Loans hereunder is subject to satisfaction of the conditions precedent that the Managing Agents shall have received the following, in form and substance satisfactory to the Managing Agents, and in sufficient copies for each Bank that requests a copy:

            (a) Certified copies of (i) the resolutions of the Board of Directors of each Loan Party approving this Agreement, and (ii) all documents evidencing any other necessary corporate action and required governmental and any third party approvals, licenses and consents with respect to this Agreement.

            (b) A copy of the certificate of incorporation of each Loan Party certified as of a recent date by the Secretary of State of such Person's jurisdiction of incorporation, together with certificates of such official attesting to the good standing of such Person, and a copy of the By-Laws of each such Person certified by its Secretary or one of its Assistant Secretaries.

            (c) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of its officers who have been authorized to execute and deliver this Agreement and each other document and certificate to be executed or delivered hereunder on behalf of such Person.

            (d) A favorable opinion of Michael D. Fricklas, Deputy General Counsel to the Loan Parties, in substantially the form of Exhibit C hereto.

            4.2.  Additional Conditions Precedent to the Making of the Initial
                  ------------------------------------------------------------
  Loans.  The making of the initial Loans hereunder is subject to the further
  -----
  conditions precedent that on the date of such Loans the following statements shall be true:

            (a) The Borrower shall have paid all costs, accrued and unpaid fees and expenses referred to in Sections 3.4 and 12.4 (including, without limitation, the legal fees and expenses referred to in Section 12.4(a)), in each case to the extent then due and payable.

            (b) The Borrower shall have delivered a schedule of Viacom Inc.'s 1996 projected funding for production, distribution and acquisition of feature films and programming for network TV and first-run TV reasonably satisfactory to the Managing Agents.

            4.3.  Conditions Precedent to the Making of Each Loan.  The
                  -----------------------------------------------
  obligation of each Bank to make any Loan, including the initial Loans, shall be subject to the further conditions precedent that the following statements shall be true on the date of such Loan, before and after giving effect thereto and to the application of the proceeds therefrom (and the acceptance by the Borrower of the proceeds of such Loan shall constitute a representation and warranty by the Borrower and, where such representation or warranty relates to a Guarantor, by such Guarantor, that on the date of such Loan such statements are true):

            (a) The representations and warranties contained in Article VI hereof (other than those stated to be made as of a particular date) are true and correct in all material respects on and as of such date as though made on and as of such date.

            (b) No event has occurred and is continuing, or would result from the Loans being made on such date, which constitutes a Default or an Event of Default.


                                     ARTICLE V

                                     GUARANTEE

            5.1.  Guarantee.  Each of the Guarantors hereby, jointly and
                  ---------
  severally, unconditionally and irrevocably, irrespective of the validity and enforceability of this Agreement, guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower and the other Guarantor hereunder now or hereafter existing under this Agreement, whether for borrowed money, interest, fees or any other amounts due hereunder or otherwise (the "Obligations") and for the avoidance of doubt, such amount shall expressly include all amounts which constitute part of the Obligations and would be owed by the Borrower or any Guarantor hereunder, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or a Guarantor (including all such amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Sec. 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Sec. 502(b) and Sec. 506(b) or any analogous stay under any foreign law) and any and all expenses (including counsel fees and expenses) reasonably incurred by any Bank, Facility Agent, Managing Agent or Agent in enforcing any rights under this Article V.

            5.2.  Guarantee Absolute.  Each of the Guarantors guarantees,
                  ------------------
  jointly and severally, that the Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank, Facility Agent, Managing Agent or Agent with respect thereto. The liability of each of the Guarantors under this Article V shall be absolute and unconditional irrespective of:

            (i) any lack of validity or enforceability of any provision of this Agreement or any other agreement or instrument relating thereto;

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement;

          (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

            (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a Guarantor.

            5.3.  Waiver.  Each of the Guarantors hereby waives all notices
                  ------
  with respect to any of the Obligations
  and the guarantee of this Article V and any requirement that any Bank, Facility Agent, Managing Agent or Agent protect, secure, perfect or insure any security interests or lien on any property subject thereto or exhaust any right or take any action against the Borrower, or any other person or entity or any collateral.

            5.4.  Subrogation.  (a)  Neither of the Guarantors shall exercise
                  -----------
  any rights which it may have acquired by way of subrogation under this Agreement, by any payment made hereunder or otherwise nor shall either of the Guarantors seek any reimbursement from Borrower or the other Guarantor hereto in respect of payments made by any Guarantor hereunder, unless and until all of the Obligations shall have been paid to the Banks and discharged, in full, and if any payment shall be made to any Guarantor on account of such subrogation or reimbursement rights at any time when the Obligations shall not have been paid and discharged, in full, each and every amount so paid shall forthwith be paid to the Banks to be credited and applied against the Obligations, whether matured or unmatured.

            (b) If, pursuant to applicable law, any Guarantor, by payment or otherwise, becomes subrogated to all or any of the rights of the Banks under this Agreement, the rights of the Banks to which such Guarantor shall be subrogated shall be accepted by such Guarantor "as is" and without any representation or warranty of any kind by the Banks, express or implied, with respect to the legality, value, validity or enforceability of any of such rights, or the existence, availability, value, merchantability or fitness for any particular purpose of any collateral and shall be without recourse to the Banks.

            5.5.  Continuing Guarantee; Transfer of Interest.  The guarantee in
                  ------------------------------------------
  this Article V constitutes a continuing obligation and shall (i) remain in full force and effect until indefeasible payment in full of the Obligations and all other amounts payable under this Agreement, (ii) be binding upon each of the Guarantors, their successors and assigns, and (iii) inure to the benefit of and be enforceable by any Bank, Facility Agent, managing Agent or Agent, and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (iii), any Bank may assign or otherwise transfer all or any part of its rights and obligations under this Agreement in accordance with Section 12.7, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Bank in this Article V or otherwise, subject, however, to the provisions of Article XII of this Agreement.

            5.6.  Reinstatement.  This Article V shall remain in full force and
                  -------------
  effect and continue to be effective should any proceeding be instituted by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Loan Party's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored, or returned, the Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.


                                    ARTICLE VI

                          REPRESENTATIONS AND WARRANTIES

            To induce the Banks to enter into this Agreement, Viacom Inc. represents and warrants to the Banks as follows:

            6.1.  Corporate Existence; Compliance with Law.  The Borrower, each
                  ----------------------------------------
  other Loan Party and each other Material Subsidiary of Viacom Inc. (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) is duly qualified and in good standing as a foreign corporation under the laws of each other jurisdiction in which the failure so to qualify is reasonably probable to have a Material Adverse Effect; (iii) has all requisite corporate power and authority to conduct its business as now being conducted and as proposed to be conducted; (iv) is in compliance with its articles or certificate of incorporation and by-laws; and (v) is in compliance with all applicable Requirements of Law except such non-compliance as would not have a Material Adverse Effect.

            6.2.  Corporate Power; Authorization; Enforceable Obligations.  (a)
                  -------------------------------------------------------
  The execution, delivery and performance by each Loan Party of this Agreement:

              (i)  is within its corporate powers;

             (ii)  has been duly authorized by all necessary corporate action;

            (iii) does not (A) contravene its certificate of incorporation or by-laws, (B) violate any law or regulation (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or governmental instrumentality, except those as to which the failure to comply would not have a Material Adverse Effect, (C) conflict with or result in the breach of, or constitute a default under, any instrument, document or agreement binding upon and material to such Loan Party, or
       (D) result in the creation or imposition of any Lien upon any of the Property of Viacom Inc. or any of its Subsidiaries; and

             (iv) does not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority (except for filing copies of this Agreement with the Securities and Exchange Commission).

            (b) This Agreement has been duly executed and delivered by each Loan Party that is a party hereto or thereto, and is the legal, valid and binding obligation of each such Person, enforceable against it in accordance with its terms, except where such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or equitable principles relating to enforceability.

            6.3.  Taxes.  All federal, and all material state, local and
                  -----
  foreign tax returns, reports and statements required to be filed by Viacom Inc. or any of its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed. All consolidated, combined or unitary returns which include Viacom Inc. or any of its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed except where such filing is being contested or may be contested. All federal, and all material state, local and foreign taxes, charges and other impositions of Viacom Inc., its Subsidiaries or any consolidated, combined or unitary group which includes Viacom Inc. or any of its Subsidiaries which are due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of Viacom Inc. or such Subsidiary in accordance with GAAP. Proper and accurate amounts have been withheld by or on behalf of Viacom Inc. and each of its Subsidiaries from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies, in all material respects. Neither Viacom Inc. nor any of its Tax Affiliates has agreed or has been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise relating to Viacom Inc. or any of its Subsidiaries which will affect a taxable year of Viacom Inc. or any of its Tax Affiliates ending after December 31, 1993, which has not been reflected in the financial statements delivered pursuant to Section 8.8 and which would have a Material Adverse Effect. Viacom Inc. has no obligation under any tax sharing agreement or other tax sharing arrangement, other than the Tax Sharing Agreement and tax sharing agreements or other tax sharing arrangements providing for payments to Subsidiaries of Viacom Inc. which are Tax Affiliates, which do not have a Material Adverse Effect.

            6.4.  Financial Information.  (a)  The report of Viacom Inc. on
                  ---------------------
  Form 10-K for the Fiscal Year ended December 31, 1995 is complete and correct in all material respects as of such date, and the financial statements therein have been prepared in accordance with GAAP and fairly present the financial condition and results of operations of Viacom Inc. and each of its consolidated Subsidiaries as of such date.

            (b) Since December 31, 1995, there has been no Material Adverse Change or Material Credit Agreement Change.

            (c) None of Viacom Inc. or any Subsidiary of Viacom Inc. had at December 31, 1995 any obligation, contingent liability, or liability for taxes or long-term leases material to Viacom Inc. and its Subsidiaries taken as a whole which is not reflected in the balance sheets referred to in subsection (a) above or in the notes thereto.

            6.5.  Litigation.  There are no pending, or to the best knowledge
                  ----------
  of Viacom Inc. threatened, actions, investigations or proceedings against or affecting Viacom Inc. or any of its Subsidiaries before any court, governmental agency or arbitrator in which, individually or in the aggregate, there is a reasonable probability of an adverse decision that could have a Material Adverse Effect or result in a Material Credit Agreement Change.

            6.6.  Margin Regulations.  Neither Guarantor is engaged in the
                  ------------------
  business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowing will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.

            6.7.  ERISA.  (a)  No liability under Sections 4062, 4063, 4064 or
                  -----
  4069 of ERISA has been or is expected by Viacom Inc. to be incurred by Viacom Inc. or any ERISA Affiliate with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

            (b) No Plan which is a Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof. Neither Viacom Inc. nor any ERISA Affiliate is (A) required to give security to any Plan which is a Single-Employer Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, or (B) subject to a Lien in favor of such a Plan under Section 302(f) of ERISA.

            (c) Each Plan of Viacom Inc., each of its Subsidiaries and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.

            (d) Neither Viacom Inc. nor any of its Subsidiaries has incurred a tax liability under Section 4975 of the Code or a penalty under Section 502(i) of ERISA in respect of any Plan which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.

            (e) None of Viacom Inc., any of its Subsidiaries or any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan which will result in Withdrawal Liability to Viacom Inc., any of its Subsidiaries or any ERISA Affiliate in an amount that could reasonably be expected to have a Material Adverse Effect.

            6.8.  No Defaults.  Neither Viacom Inc. nor any of its Subsidiaries
                  -----------
  is in breach of or default under or with respect to any instrument, document or agreement binding upon Viacom Inc. or such Subsidiary which breach or default is reasonably probable to have a Material Adverse Effect or result in the creation of a Lien on any Property of Viacom Inc. or its Subsidiaries.

            6.9.  Investment Company Act.  Neither Guarantor is an "investment
                  ----------------------
  company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loans by the Banks, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by this Agreement will not violate any provision of such act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

            6.10.  Insurance.  All policies of insurance of any kind or nature
                   ---------
  owned by Viacom Inc. and its Subsidiaries are maintained with financially sound and reputable insurers. Viacom Inc. currently maintains insurance with respect to its Properties and business and causes its Subsidiaries to maintain insurance with respect to their Properties and business against loss or damage of the kinds customarily insured against by corporations engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations including, without limitation, workers' compensation insurance.

            6.11.  Environmental Protection.  (a)  There are no known
                   ------------------------
  conditions or circumstances associated with the currently or previously owned or leased properties or operations of Viacom Inc. or its Subsidiaries or tenants which may give rise to any Environmental Liabilities and Costs which would have a Material Adverse Effect; and

            (b) No Environmental Lien has attached to any Property of Viacom Inc. or any of its Subsidiaries which would have a Material Adverse Effect.

            6.12.  Title and Liens.  Viacom Inc. and each of its Subsidiaries
                   ---------------
  has good and marketable title to its real properties and owns or leases under Capitalized Leases all its other material Properties, in each case, as shown on its most recent balance sheet, and none of such Properties is subject to any Lien except as permitted under this Agreement.

            6.13.  Trademarks, Copyrights, Etc.  Viacom Inc. and each of its
                   ----------------------------
  Subsidiaries own or have the rights to such trademarks, service marks, trade names, copyrights, licenses or rights in any thereof, as in the aggregate are adequate in the reasonable judgment of Viacom Inc. for the conduct of the business of Viacom Inc. and its Subsidiaries as now conducted.

            6.14.  FCC Licenses, Franchises.  Viacom Inc. and its Subsidiaries
                   ------------------------
  have all the FCC Licenses necessary for the conduct of their respective businesses as now being conducted. Viacom Inc. and its Subsidiaries are in substantial compliance with the Federal Communications Act of 1934, as amended, and with the rules and regulations thereunder except for such non-compliance which would not have a Material Adverse Effect. Neither Viacom Inc. nor any of its Subsidiaries is a party to, nor has any knowledge of, any investigation, notice of violation, order or complaint issued by or before the FCC, in which there is a reasonable probability of an adverse decision which is reasonably probable to have a Material Adverse Effect. The operation and maintenance of the towers and any antenna systems relating to each of the broadcast Properties owned by Viacom Inc. and its Subsidiaries or used in connection with the transmission of signals therefrom do not violate any Requirement of Law except for such non-compliance which would not have a Material Adverse Effect. Viacom Inc. and its Subsidiaries have all the Franchises necessary for the conduct of their businesses as now being conducted and are in substantial compliance with the requirements of such Franchises, except for such non-compliance which would not have a Material Adverse Effect. Viacom Inc. and its Subsidiaries have no reason to believe that any FCC License or any Franchise of Viacom Inc. and its Subsidiaries will not be renewed in the ordinary course except for such nonrenewal which would not have a Material Adverse Effect.

            6.15.  Disclosure.  All written information relating to the
                   ----------
  Borrower, the Guarantors and the Subsidiaries of Viacom Inc. that has been delivered to the Banks in connection with this Agreement prior to the Initial Funding Date was complete and correct in all material respects, taken as a whole.


                                    ARTICLE VII

                                FINANCIAL COVENANTS

            As long as any of the Loans shall remain unpaid or any Bank shall have any Commitment hereunder, unless otherwise agreed by the written consent of the Majority Banks:

            7.1.  Total Leverage Ratio.  The Total Leverage Ratio shall not
                  --------------------
  exceed, as of the last day of any Fiscal Quarter described below, the amount specified with respect to such period:

        Date                                                     Ratio
        ----                                                     -----

        June 30, 1996 and                                        5.25x
          thereafter

            7.2.  Ratio of EBIDT to Trailing Total Cash Interest and Preferred
                  ------------------------------------------------------------
  Dividends.  The ratio of EBIDT to Total Cash Interest and Preferred Dividends
  ---------
  shall not be less, as of the last day of any Fiscal Quarter occurring during any period set forth below, than the amount specified with respect to such period:

  Date                                                      Ratio
  ----                                                      -----

  June 30, 1996 through December 31, 1996                   2.00x
  March 31, 1997 and thereafter                             2.25x

            7.3.  Minimum Net Worth.  On the last day of each Fiscal Quarter,
                  -----------------
  commencing September 30, 1994 the Net Worth of Viacom Inc. and its Subsidiaries shall not be less than 75% of the Net Worth of Viacom Inc. and its Subsidiaries at the date which is the first Fiscal Quarter end date after the Effective Date (as that term is defined in the September Agreement).


                                   ARTICLE VIII

                               AFFIRMATIVE COVENANTS

            As long as any of the Loans shall remain unpaid or any Bank shall have any Commitment hereunder, unless otherwise agreed by the written consent of the Majority Banks:

            8.1.  Compliance with Laws, Etc.  Viacom Inc. shall comply, and
                  --------------------------
  cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law, all FCC Licenses and Franchises except such non-compliance as would not have a Material Adverse Effect or result in a Material Credit Agreement Change.

            8.2.  Payment of Taxes, Etc.  Viacom Inc. and any consolidated,
                  ----------------------
  combined or unitary group which includes Viacom Inc. or any of its Subsidiaries shall pay and discharge, and cause each Subsidiary of Viacom Inc. to pay and discharge, before the same shall become delinquent, all lawful claims, taxes, assessments and governmental charges or levies except where contested in good faith, by proper proceedings, and where adequate reserves therefor have been established on the books of Viacom Inc. or such Subsidiary in accordance with GAAP.

            8.3.  Maintenance of Insurance.  Viacom Inc. shall maintain, and
                  ------------------------
  cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Viacom Inc. or such Subsidiary operates. Viacom Inc. will furnish to the Administrative Agent from time to time such information as may be requested as to such insurance.

            8.4.  Preservation of Corporate Existence, Etc.  Viacom Inc. shall
                  -----------------------------------------
  preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, their respective corporate existences; provided, however, that the
                                                   --------  -------
  corporate existence of any Subsidiary (other than Viacom International and the Borrower) may be terminated if, in the good faith judgment of the board of directors or the chief financial officer of Viacom Inc., such termination is in the best interest of Viacom Inc. and such termination would not have a Material Adverse Effect; and provided further, however, that Viacom Inc. may
                           --- -------- -------  -------
  merge into Viacom International, with Viacom International as the surviving corporation, provided that upon the effectiveness of such merger, Viacom
               --------
  International shall assume, pursuant to an instrument satisfactory to the Managing Agents, the obligations of Viacom Inc. hereunder.

            8.5.  Books and Access.  Viacom Inc. shall, and shall cause each of
                  ----------------
  its Subsidiaries to, keep proper books of record and accounts in conformity with GAAP, and upon reasonable notice and at such reasonable times during the usual business hours as often as may be reasonably requested, permit representatives of the Administrative Agent, at its own initiative or at the request of any Bank, to make inspections of its Properties, to examine its books, accounts and records and make copies and memoranda thereof and to discuss its affairs and finances with its officers or directors and independent public accountants.

            8.6.  Maintenance of Properties, Etc.  Viacom Inc. shall maintain
                  -------------------------------
  and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its Properties which are used or useful in the conduct of its business in good working order and condition and, from time to time make or cause to be made all appropriate repairs, renewals and replacements, except where the failure to do so would not have a Material Adverse Effect.

            8.7.  Application of Proceeds.  The Borrower shall use the proceeds
                  -----------------------
  of the Loans for the funding of the production, distribution and acquisition of motion pictures or other programming rights.

            8.8.  Financial Statements of Viacom Inc.  Viacom Inc. shall
                  ----------------------------------
  furnish to the Banks:

            (a) as soon as available but not later than sixty (60) days after the close of each of the first three (3) Fiscal Quarters of each Fiscal Year of Viacom Inc., (i) consolidated balance sheets of Viacom Inc. and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of operations, the consolidated statement of shareholders' equity and the consolidated statement of cash flows of Viacom Inc. and its Subsidiaries for such Fiscal Quarter and (in the case of the second and third Fiscal Quarters) for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter (along with business segment information customarily prepared by Viacom Inc.), setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Financial Officer of Viacom Inc. as fairly presenting, in accordance with GAAP, the financial condition and results of operations of Viacom Inc. and its Subsidiaries, subject to changes resulting from normal year-end audit adjustments; and (ii) a report certified by such Responsible Financial Officer of all commitments for program license fees that are not reflected on the balance sheets referred to above in excess of Fifty Million Dollars ($50,000,000) for any one such commitment or series of related commitments incurred by Viacom Inc. or any Subsidiary during such Fiscal Quarter, together with a statement of all such obligations outstanding at the end of such Fiscal Quarter;

            (b) (i)  as soon as available but no later than one hundred twenty
  (120) days after the close of each Fiscal Year of Viacom Inc., (A) consolidated balance sheets of Viacom Inc. and its Subsidiaries as at the end of such year and the related consolidated statements of operations, the consolidated statement of shareholders' equity and the consolidated statement of cash flows of Viacom Inc. and its Subsidiaries for such year (along with business segment information customarily prepared by Viacom Inc.), setting forth in each case in comparative form the consolidated figures for the previous Fiscal Year, all in reasonable detail and certified in the case of the consolidated financial statements by Price Waterhouse or another firm of nationally recognized independent public accountants, which report shall state without qualification as to the scope of the audit or as to going concern that such consolidated financial statements present fairly the financial position and the results of operations as at the dates and for the periods indicated in conformity with GAAP and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with GAAS, and (B) a report certified by a Responsible Financial Officer of all commitments for program license fees that are not reflected on the balance sheets referred to above in excess of Fifty Million Dollars ($50,000,000) for any one such commitment or series of related commitments incurred by Viacom Inc. or any Subsidiary during the last Fiscal Quarter of such Fiscal Year, together with a statement of all such obligations at the end of such Fiscal Quarter; (ii) as soon as available but not later than one hundred twenty (120) days after the close of each Fiscal Year of Viacom Inc., a certificate from such accounting firm that in the course of the regular audit of the business of Viacom Inc. and its Subsidiaries, which audit was conducted by such accounting firm in accordance with GAAS, such accounting firm obtained no knowledge that an Event of Default or Default has occurred and is continuing or, if in the opinion of such accounting firm, an Event of Default or Default has occurred and is continuing, a statement as to the nature thereof;

            (c) together with each delivery of financial statements of Viacom Inc. pursuant to clauses (a) and (b) above and commencing with the Fiscal Quarter ending June 30, 1996, a certificate issued by a Responsible Financial Officer of Viacom Inc. (i) demonstrating compliance at the end of the accounting period described in such statements with the financial covenants contained herein and (ii) containing in reasonable detail the component figures contained in the respective total figures stated in such certificate; and

            (d) together with each delivery of financial statements of Viacom Inc. and its Subsidiaries pursuant to clauses (a) or (b) above, and commencing with the Fiscal Quarter ending June 30, 1996, a certificate signed by a

  Responsible Financial Officer of Viacom Inc. stating that (i) such officer is familiar with both this Agreement and the business and financial condition of Viacom Inc. and the Borrower, and (ii) no Event of Default or Default has occurred and is continuing or if an Event of Default or Default has occurred and is continuing a statement as to the nature thereof, and whether or not the same shall have been cured.

            8.9.  Reporting Requirements.  Viacom Inc. shall furnish to the
                  ----------------------
  Administrative Agent for distribution to the Banks:

            (a) from time to time as the Administrative Agent may reasonably request, copies of such statements, lists of Property, accounts, budgets, forecasts, reports or information prepared by or for Viacom Inc. or within Viacom Inc.'s control;

            (b) promptly and in any event within thirty (30) days after Viacom Inc., any of its Subsidiaries or any ERISA Affiliate knows that any ERISA Event has occurred (other than a Reportable Event for which notice to the PBGC is waived), a written statement of the chief financial officer or other appropriate officer of Viacom Inc. describing such ERISA Event and the action, if any, which Viacom Inc., any of its Subsidiaries or any ERISA Affiliate proposes to take with respect thereto, and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

            (c) promptly and in any event within thirty (30) days after notice or knowledge thereof, notice that Viacom Inc. or any of its Subsidiaries becomes subject to the tax on prohibited transactions imposed by Section 4975 of the Code, together with a copy of Form 5330;

            (d) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against or affecting the Borrower, Viacom Inc., or any Subsidiary of Viacom Inc., in which there is a reasonable probability of an adverse decision which would have a Material Adverse Effect;

            (e) promptly upon Viacom Inc. or any of its Subsidiaries learning of (i) any Event of Default or any Default, or (ii) any Material Credit Agreement Change, telephonic or telegraphic notice specifying the nature of such Event of Default, Default or Material Credit Agreement Change, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five days;

            (f) promptly after the sending or filing thereof, copies of all reports which Viacom Inc. sends to its security holders generally, and copies of all reports and registration statements which Viacom Inc. or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

            (g) promptly upon, and in any event within 30 days of, Viacom Inc. or any of its Subsidiaries learning of any of the following:

            (i) notice that any Property of Viacom Inc. or any of its Subsidiaries is subject to any Environmental Liens individually or in the aggregate which would have a Material Adverse Effect;

           (ii) any proposed acquisition of stock, assets or real estate, or any proposed leasing of Property, or any other action by Viacom Inc. or any of its Subsidiaries in which there is a reasonable probability that Viacom Inc. or any of its Subsidiaries would be subject to any material Environmental Liabilities and Costs, provided that, in the event of any
                                            --------
       such proposed acquisition or lease, Viacom Inc. must furnish to the Banks evidence in a form acceptable to the Banks that the proposed acquisition will not have a Material Adverse Effect;

            (h) prior to the effectiveness thereof, information relating to any proposed change in the accounting treatment or reporting practices of Viacom Inc. and its Subsidiaries the nature or scope of which materially affects the calculation of any component of any financial covenant, standard or term contained in this Agreement;

            (i) promptly upon Viacom Inc. learning of any material Franchise or material FCC License being revoked, canceled or terminated, or renewal thereof denied for any reason, written notice specifying the reasons for such revocation, cancellation, termination or denial, the anticipated effect thereof, and the actions, if any, being taken by Viacom Inc. to remedy the same; and

            (j) from time to time, such other information and materials as the Administrative Agent may reasonably request.

                                    ARTICLE IX

                                NEGATIVE COVENANTS

            So long as any of the Loans shall remain unpaid or any Bank shall have any Commitment hereunder, without the written consent of the Majority
  Banks:

            9.1.  Liens, Etc.  Viacom Inc. shall not, directly or indirectly,
                  -----------
  create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its Properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, except:

            (i) purchase money Liens or purchase money security interests upon or in any Property acquired or held by Viacom Inc. or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such Property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such Property;

            (ii) Liens on Property of Persons which become Subsidiaries of Viacom Inc. after the Initial Funding Date securing Indebtedness existing, with respect to any such Person, on the date such Person becomes a Subsidiary (other than any such Lien created in contemplation of such Person becoming a Subsidiary);

            (iii) Liens on Property of Persons which become Subsidiaries of Viacom Inc. after the Initial Funding Date securing Indebtedness incurred by such Person after the date such Person becomes a Subsidiary; provided, however, that the aggregate principal amount of Indebtedness
       --------  -------
       referred to in this clause (iii) secured by Liens shall not exceed $30,000,000 at any time outstanding;

            (iv)  Liens upon or in the satellite transponders listed on
       Schedule 9.1(a) (and directly related Property) to secure the purchase price of such transponders, or to secure Indebtedness incurred for the purpose of financing or refinancing the acquisition of such transponders;

            (v)  Liens listed on Schedule 9.1(b); and

            (vi) any Lien securing the renewal, extension or refunding of any Indebtedness secured by any Lien permitted by clause (i), (ii), (iii),
       (iv) or (v) above.

            9.2.  Mergers.  Viacom Inc. shall not, nor shall it permit any of
                  -------
  its Subsidiaries representing a substantial portion of the assets of Viacom Inc. and its Subsidiaries taken as a whole to, merge or consolidate in any transaction in which such entity is not the surviving Person other than:
  (i) in mergers of any Subsidiary into Viacom Inc. or any other wholly owned Subsidiary of Viacom Inc.; or (ii) in a merger of Viacom Inc. into Viacom International with Viacom International as the surviving corporation, provided that upon the effectiveness of such merger, Viacom International
  --------
  shall assume, pursuant to an instrument satisfactory to the Managing Agents, the obligations of Viacom Inc. hereunder.

            9.3.  Substantial Asset Sale.  Viacom Inc. shall not, and shall not
                  ----------------------
  permit any of its Subsidiaries to, sell assets constituting all or a substantial portion of consolidated assets of Viacom Inc. and its Subsidiaries taken as a whole to any Person other than to Viacom Inc. or its wholly owned Subsidiary.

            9.4.  Transactions with Affiliates.  Viacom Inc. shall not engage
                  ----------------------------
  in, and will not permit any of its Subsidiaries to engage in, any transaction with an Affiliate of Viacom Inc. or of such Subsidiary (other than transactions in the ordinary course of business between a Subsidiary and its parent or among Subsidiaries of Viacom Inc.) except on terms no less favorable to Viacom Inc. or such Subsidiaries than as would be obtained in a comparable arm's-length transaction.

            9.5.  Margin Stock.  Viacom Inc. shall not permit more than twenty-
                  ------------
  five percent (25%) of the value, within the meaning of Regulation U, as determined by any reasonable method, of the assets of Viacom Inc. and its Subsidiaries, to be Margin Stock, nor will the Borrower use the proceeds of any Loan to purchase or carry any Margin Stock.

            9.6.  Subsidiary Indebtedness.  Viacom Inc. shall not permit any of
                  -----------------------
  its Subsidiaries, other than Viacom International, to incur Indebtedness for borrowed money other than (a) the Subsidiary Loans (as defined in the Subsidiary Facility), (b) under existing facilities identified on Schedule
  9.6 or any replacement facilities thereto which in the aggregate do not exceed the amounts of the commitments on such Schedule and (c) Indebtedness for borrowed money in an aggregate amount at any time outstanding of not more than $300 million; provided, however, the aggregate
                                             ------------------
  amount of Indebtedness for borrowed money scheduled to mature earlier than six months after the Commitment Termination Date at any time permitted to be outstanding under Sections 9.6(c) and 9.7(b) may not exceed $300 million.

            9.7.  Other Restrictions on Indebtedness.  Viacom Inc. shall not,
                  ----------------------------------
  and shall not permit Viacom International to, incur Indebtedness for borrowed money maturing earlier than six months after the Commitment Termination Date other than (a) Commercial Paper and (b) up to $300 million at any time outstanding (less the aggregate amount outstanding under Section 9.6(c) scheduled to mature earlier than six months after the Commitment Termination
  Date) and on terms no more onerous than the terms hereof.


                                     ARTICLE X

                                 EVENTS OF DEFAULT

            10.1.  Events of Default.  If any of the following events ("Events
                   -----------------
  of Default") shall occur and be continuing:

            (a) The Borrower or any other Loan Party shall fail to pay (i) any principal when due in accordance with the terms and provisions of this Agreement, or (ii) any interest on any amounts due hereunder or thereunder, or any fee or any other amount due hereunder or thereunder within three Business Days after the same becomes due and payable; or

            (b) Any representation or warranty made by any Loan Party in this Agreement or by any Loan Party (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

            (c) Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Agreement, which failure or change shall remain unremedied for fifteen days after the earlier of the date on which (i) telephonic or telegraphic notice thereof shall have been given to the Administrative Agent by Viacom Inc. pursuant to
       Section 8.9(e), or (ii) written notice thereof shall have been given to Viacom Inc. by the Administrative Agent or any Bank; or

            (d) Viacom Inc. or any of its Subsidiaries shall fail to pay any principal of, or premium or interest on, any Indebtedness in an aggregate principal amount of $50,000,000 or more (excluding Indebtedness hereunder) of Viacom Inc. or such Subsidiary, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or to terminate any commitment to lend; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof and, with respect to all of the foregoing, after the expiration of any applicable grace period or the giving of any required notice or both; provided, however,
                                                            --------  -------
       that no extension of any grace period applicable to any such Indebtedness shall be taken into account for the purposes of this subsection (d); or

            (e) There shall occur and be continuing an Event of Default under (and as defined in) the July Agreements or the September Agreement; or

            (f) Viacom Inc., any of its Material Subsidiaries or the Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceedings shall be instituted by or against Viacom Inc., any of its Material Subsidiaries or the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for a material part of its Property employed in its business or any writ, attachment, execution or similar process shall be issued or levied against a material part of the Property employed in the business of Viacom Inc. and its Subsidiaries taken as a whole, and, in the case of any such proceedings instituted against Viacom Inc., any of its Material Subsidiaries or the Borrower (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceedings shall occur; or Viacom Inc., any of its Material Subsidiaries or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

            (g) Any order for the payment of money or judgment of any court, not appealable or not subject to certiorari or appeal (a "Final Judgment"), which, with other outstanding Final Judgments, exceeds an aggregate of $50,000,000 shall be rendered against Viacom Inc. or any of its Material Subsidiaries and, within 60 days after entry thereof, such Final Judgment shall not have been discharged; or

            (h) (i) With respect to any Plan, a final determination is made that a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA occurred which results in direct or indirect liability of Viacom Inc. or any of its Material Subsidiaries,
       (ii) with respect to any Title IV Plan, the filing of a notice to voluntarily terminate any such plan in a distress termination, (iii) with respect to any Multiemployer Plan, Viacom Inc., any of its Material Subsidiaries or any of its or their ERISA Affiliates shall incur any Withdrawal Liability, or (iv) with respect to any Qualified Plan, Viacom Inc., any of its Material Subsidiaries or any of its or their ERISA Affiliates shall incur an accumulated funding deficiency or request a funding waiver from the IRS; provided, however, that the events listed
                                    --------  -------
       in clauses (i)-(iv) hereof shall constitute Events of Default only if the liability, deficiency or waiver request of Viacom Inc., any of its Material Subsidiaries or any of its or their ERISA Affiliates, as finally determined, exceeds $25,000,000 in any case set forth in clauses
       (i)-(iv) above, or exceeds $25,000,000 in the aggregate for all such cases; and, provided further, however, that with respect to the events
                   -------- -------  -------
       listed in clauses (i), (iii) and (iv) hereof there shall be no Event of Default if the liability of Viacom Inc., the relevant Material Subsidiary or the relevant ERISA Affiliate is satisfied in full or in accordance with the due dates therefor; or

            (i) (i) NAI shall fail to own of record and beneficially not less than 51% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of Viacom Inc. and such failure of NAI shall remain unremedied for fifteen days after the earlier of the date on which (A) telephonic or telegraphic notice thereof shall have been given to the

       Administrative Agent by Viacom Inc. pursuant to Section 8.9(e), or
       (B) written notice thereof shall have been given to Viacom Inc. by the Administrative Agent or any Bank; or

            (j) This Agreement shall cease to be valid or enforceable for any reason in any material respect;

  then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower and Viacom Inc., declare the obligation of each Bank to make Loans to be terminated, whereupon the same shall forthwith terminate, and
  (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower and Viacom Inc., declare all amounts due under this Agreement and all interest thereon to be forthwith due and payable, whereupon all amounts due under this Agreement and all such interest and all such amounts shall become and be forthwith due and payable; provided, however,
                                                         --------  -------
  that upon an actual or deemed entry of an order for relief with respect to Viacom Inc., any of its Material Subsidiaries or the Borrower under the federal Bankruptcy Code, (A) the obligation of each Bank to make Loans shall automatically be terminated and (B) all amounts due under this Agreement and all such interest and all such amounts shall automatically and without further notice become and be due and payable. In addition to the remedies set forth above, the Administrative Agent may exercise any other remedies provided for by this Agreement in accordance with the terms hereof or any other remedies provided by applicable law.


                                    ARTICLE XI

                    THE MANAGING AGENTS AND THE FACILITY AGENTS

            11.1.  Authorization and Action.  Each Bank hereby appoints and
                   ------------------------
  authorizes each Facility Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Facility Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement, no Facility Agent shall be required to exercise any discretion or take any action, but each shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks (or when expressly required hereunder, all the Banks), and such instructions shall be binding upon all Banks; provided, however, that no Facility Agent shall be
                  --------  -------
  required to take any action that exposes such Facility Agent to personal liability or that is contrary to this Agreement or applicable law. Each Facility Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower or either Guarantor pursuant to the terms of this Agreement.

            11.2.  Managing Agents' and Facility Agents' Reliance, Etc.
                   ----------------------------------------------------
  Neither the Managing Agents, the Facility Agents, their Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, except for its own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, (i) any Managing Agent or Facility Agent may consult with legal counsel (including counsel to the Borrower or Viacom Inc.), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) neither the Managing Agents nor the Facility Agents make any warranty or representation to any Bank and none of them shall be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement; (iii) neither the Managing Agents nor the Facility Agents shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Loan Parties or to inspect the Properties (including the books and records) of Viacom Inc.;
  (iv) neither the Managing Agents nor the Facility Agents shall be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) neither the Managing Agents nor the Facility Agents shall incur liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. The Agents shall, in their respective capacities as such, have any duties under this Agreement other than those that they have in their capacities as Banks.

            11.3.  The Bank of New York, Citibank, N.A., Morgan Guaranty Trust
                   -----------------------------------------------------------
  Company of New York, Bank of America NT&SA and Their Affiliates.  With
  ---------------------------------------------------------------
  respect to the Commitments of The Bank of New York, Citibank, N.A., Morgan Guaranty Trust Company of New York and Bank of America NT&SA, respectively, and the Loans made by each of them, each of

  The Bank of New York, Citibank, N.A., Morgan Guaranty Trust Company of
  New York and Bank of America NT&SA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not a Managing Agent or Facility Agent, as the case may be; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include each of The Bank of New York, Citibank, N.A., Morgan Guaranty Trust Company of
  New York and Bank of America NT&SA in their individual capacities. Each of The Bank of New York, Citibank, N.A., Morgan Guaranty Trust Company of New York and Bank of America NT&SA and their Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Viacom Inc., any of its Subsidiaries and any Person who may do business with or own securities of Viacom Inc. or any such Subsidiary, all as if The Bank of New York, Citibank, N.A., Morgan Guaranty Trust Company of New York or Bank of America NT&SA, as the case may be, were not a Managing Agent or Facility Agent, as the case may be, and without any duty to account therefor to the Banks.

            11.4.  Bank Credit Decision.  Each Bank acknowledges that it has,
                   --------------------
  independently and without reliance upon the Managing Agents, the Facility Agents, the Arrangers, the Agents or any other Bank, and based on the financial statements referred to in Article VI and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Managing Agents, the Facility Agents, the Arrangers, the Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            11.5.  Determinations Under Sections 4.1, 4.2 and 4.3.  For
                   ----------------------------------------------
  purposes of determining compliance with the conditions specified in Sections 4.1, 4.2 and 4.3, each Bank shall be deemed to have consented to, approved or accepted, or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Bank prior to the applicable Borrowing specifying its objection thereto (unless such objection shall have been withdrawn by notice to the Administrative Agent to that effect or such Bank shall have made available to the Administrative Agent such Bank's ratable portion of such Borrowing).

            11.6.  Indemnification.  Each Bank agrees to indemnify the Managing
                   ---------------
  Agents, the Facility Agents, the Arrangers and their respective Affiliates, and their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Loan Parties), ratably according to such Bank's Ratable Portion of the Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, any such Person in any way relating to or arising out of this Agreement or any action taken or omitted by any such Person under this Agreement; provided, however, that no
                                                   --------  -------
  Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any such Person's gross negligence or willful misconduct or from any violation or alleged violation by any such Person or any other Bank of any law, rule or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) or, with respect to any Managing Agent or Facility Agent, any conflict or alleged conflict between its rights and duties in its capacity as such or as a Bank under this Agreement and any other rights or duties it may have in any other capacity in which it may act in connection with the consummation of the transactions contemplated by this Agreement, whether or not such Bank is a party to such transactions. Without limitation of the foregoing, each Bank agrees to reimburse any such Person promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of one counsel) incurred by such Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Person is not reimbursed for such expenses by the Loan Parties.

            11.7.  Successor Facility Agents.   Any Facility Agent may resign
                   -------------------------
  at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor to such Facility Agent. If no successor to such Facility Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after retiring Facility Agent's giving of notice of resignation or the

  Majority Banks' removal of such retiring Facility Agent, then such retiring Facility Agent on behalf of the Banks, shall appoint a successor Facility Agent (which successor Facility Agent shall be a Bank or another commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000). Upon the acceptance of any appointment as a Facility Agent hereunder by any successor Facility Agent, such successor Facility Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Facility Agent, and such retiring Facility Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Facility Agent's resignation or removal hereunder, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Facility Agent.


                                    ARTICLE XII

                                   MISCELLANEOUS

            12.1.  Amendments, Etc.  (a)  No amendment or waiver of any
                   ----------------
  provision of this Agreement, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent
                   --------  -------
  shall, unless in writing signed by all the Banks, do any of the following:
  (a) waive any of the conditions specified in Section 4.1, 4.2 or 4.3;
  (b) increase the Commitments of the Banks or subject the Banks to any additional obligations; (c) change the principal of, or decrease the interest on, any amounts payable hereunder or reduce the amount of any Commitment Fee payable to the Banks hereunder; (d) postpone any date fixed for any scheduled payment of Commitment Fee, or scheduled payment of principal of, or interest on, any amounts, payable hereunder; (e) change the definition of Majority Banks; (f) amend this Section 12.1; or (g) amend clause (i) of Section 12.6 and provided further, however, that no amendment, waiver or consent shall,
      -------- -------  -------
  unless in writing and signed by the Administrative Agent in addition to the Persons required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement.

            (b) Viacom Inc. will not enter into any amendment of the July Agreements or the September Agreement with respect to provisions that are also included in this Agreement, unless it shall simultaneously therewith enter into a corresponding amendment to this Agreement; and it will not pay or agree to pay any compensation (either by way of direct payments or agreements to increase fees or margins, or otherwise) in connection with any such corresponding amendment of or waiver under the July Agreements, unless proportionately equal compensation is paid, or agreed to be paid, to the Banks under this Agreement.

            12.2.  Notices, Etc.  Except as otherwise set forth herein, all
                   -------------
  notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to the Borrower, at its address at 1515 Broadway, New York, New York 10036,
  Attention: Treasurer; if to Viacom Inc., at its address at 1515 Broadway, New York, New York 10036, Attention: Treasurer; if to Viacom International at its address at 1515 Broadway, New York, New York 10036, Attention:
  Treasurer; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I; and if to the Administrative Agent, at its address at 399 Park Avenue, 8th Floor, New York, New York 10021, Attention: Robert F. Parr; or, as to the Borrower, Viacom Inc., Viacom International, any Bank or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower, Viacom Inc., Viacom International and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee or its agent, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or XI shall not be effective until received by the Administrative Agent.

            12.3.  No Waiver; Remedies.  No failure on the part of any Bank,
                   -------------------
  the Managing Agents or any Facility Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            12.4.  Costs; Expenses; Indemnities.  (a)  The Borrower agrees to
                   ----------------------------
  pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered hereunder or thereunder, including, without limitation, the specified reasonable fees and out-of-pocket expenses of one counsel to the Managing Agents and the Facility Agents and the Arrangers with respect thereto and with respect to advising the Managing Agents, the Facility Agents and the Arrangers as to their rights and responsibilities under this Agreement, and all costs and expenses of the Managing Agents, the Facility Agents and the Banks (including, without limitation, reasonable counsel fees and expenses) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder and thereunder.

            (b) The Borrower agrees to defend, indemnify and hold harmless each of the Managing Agents, the Facility Agents, the Arrangers and the Banks and their respective affiliates and their respective directors, officers, attorneys, agents, employees, successors and assigns (each, an "Indemnified Person") from and against any and all liabilities, obligations, losses, damages, penalties, actions, claims, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel of the Managing Agents, the Facility Agents, the Arrangers or the Banks) which may be incurred by or asserted or awarded against any Indemnified Person, in each case arising in any manner of or in connection with or by reason of this Agreement, the Commitments or any undertakings in connection therewith, or the proposed or actual application of the proceeds of the Loans (all of the foregoing collec-tively, the "Indemnified Liabilities") and will reimburse each Indemnified Person on a current basis for all expenses (including counsel fees as they are incurred by such party) in connection with investigating, preparing or defending any such action, claim or suit, whether or not in connection with pending or threatened litigation irrespective of whether such Indemnified Person is designated a party thereto; provided that the Borrower shall not
                                        --------
  have any liability hereunder to any Indemnified Person with respect to Indemnified Liabilities which are determined by a final and nonappealable judgment of a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of such Indemnified Person; and provided further, that if the Borrower has determined in good faith that such
  -------- -------
  Indemnified Liabilities were primarily the result of such Indemnified Person's gross negligence or willful misconduct, it shall not be obligated to pay such Indemnified Liabilities until a court of competent jurisdiction has determined whether such Indemnified Person acted with gross negligence or willful misconduct. If for any reason the foregoing indemnification is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Person as a result of any Indemnified Liability in such proportion as is appropriate to reflect not only the relative benefits received by the Borrower and each Managing Agent, each Facility Agent, each Arranger and each Bank, but also the relative fault of the Borrower and each Managing Agent, each Facility Agent, each Arranger and each Bank, as well as any other relevant equitable considerations. The foregoing indemnity shall be in addition to any rights that any Indemnified Person may have at common law or otherwise, including, but not limited to, any right to contribution.

            (c) If any Bank receives any payment of principal of, or is subject to a conversion of, any Eurodollar Rate Loan other than on the last day of an Interest Period relating to such Loan, as a result of any payment or conversion made by the Borrower or acceleration of the maturity of the amounts due under this Agreement pursuant to Section 10.1 or for any other reason, the Borrower shall, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or conversion, including, without limitation, any loss (excluding loss of the margin payable in accordance with Section 3.2 on the amount of principal so paid, or any loss), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Loan. The foregoing obligations of the Borrower contained in paragraphs (a), (b) and (c) of this Section 12.4, and the obligations of the Borrower contained in Sections 3.5(b) and 3.7, shall survive the payment of the Loans.

            12.5.  Right of Set-Off.  (a) Upon (i) the occurrence and during
                   ----------------
  the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 10.1 to authorize the Administrative Agent to declare all amounts under this Agreement due and payable pursuant to the provisions of Section 10.1 or the automatic acceleration of such amounts pursuant to the proviso to that Section, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank; provided,
                                                                     --------
  however, that the failure to give such notice shall not affect the validity
  -------
  of such set-off and application. The rights of each Bank under this Sec-tion 12.5 are in addition to any other rights and remedies (including, without limitation, any other rights of set-off) which such Bank may have.

            (b) Upon the occurrence and during the continuance of any Event of Default and, except in the case of one of the events referred in clause (f) of Section 10.1 of this Agreement, the making of the request or the granting of the consent specified by Section 10.1 of this Agreement to authorize the Administrative Agent to declare all amounts under this Agreement due and payable pursuant to the provisions of said Section 10.1, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of each of the Guarantors against any and all of the obligations of each of the Guarantors now or hereafter existing under this Agreement, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be contingent and unmatured. Each Bank agrees promptly to notify the Guarantor after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall
                --------  -------
  not affect the validity of such set-off and application. The rights of each Bank under this Section 12.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

            12.6.  Binding Effect.  This Agreement shall become effective when
                   --------------
  it shall have been executed by the Borrower, each of the Guarantors, each of the Managing Agents, each of the Facility Agents and each of the Arrangers and when the Managing Agents shall have been notified by each of the Banks that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each of the Guarantors, each of the Managing Agents, each of the Facility Agents, each of the Arrangers and each of the Banks and their respective successors and assigns, except that (i) each of the Loan Parties shall have no right to assign its rights or obligations hereunder or any interest herein (and any such purported assignment shall be void) without the prior consent of the Banks except in connection with any (x) merger or consolidation permitted under Section 9.2 or the (y) merger, consolidation or sale of assets consented to by the Majority Banks (ii) no Bank may sell, transfer, assign, pledge or grant participations in any of its Loans or any of its rights or obligations hereunder except in accordance with Section 12.7 or as expressly required hereunder.

            12.7.  Assignments and Participations; Additional Banks.  (a)  Any
                   ------------------------------------------------
  Bank may, at any time, by notice substantially in the form of Exhibit F hereto (each, a "Notice of Assignment and Acceptance") delivered to the Administrative Agent for its acceptance and recording, together with a recording fee in the amount of $3,000, assign all or any part of its rights and obligations and delegate its duties under this Agreement (A) to any other Bank or any affiliate of any Bank which actually controls, is controlled by, or is under common control with such Bank or to any Federal Reserve Bank (in either case without limitation as to amount), (B) to any Bank (as defined in each of the September Agreement and each of the July Agreements) or any Affiliate of any such Bank which actually controls, is controlled by or is under common control with such Bank; or (C) with the prior consent of the Borrower (such consent not to be unreasonably withheld), to any other Person (but if in part, in a minimum amount of $10,000,000 or, if less, the balance of such Bank's Commitment; provided, however, that each assigning Bank must
                             --------  -------
  assign an identical percentage of a Loan and its related Commitment.

            (b) Any Bank may at any time sell or grant participations in its Commitment, or the obligations owing to or from any Person existing under this Agreement; provided, however, that (i) as between such Bank and the
                  --------  -------
  Borrower, the existence of such participations shall not give rise to any direct rights or obligations between the Borrower and the participants;
  (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) the Borrower, the Guarantors, the Managing Agents, the Facility Agents and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; and (iv) no such sale or grant of a participation shall, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify the Commitments or the Loans under the securities laws of any state.

            (c) If an assignment is made by any Bank in accordance with the provisions of paragraph (a) above, upon acceptance and recording by the Administrative Agent, and approval by the Borrower, where applicable, of each Notice of Assignment and Acceptance, (i) the assignee thereunder shall become a party to this Agreement and the Borrower and each of the Guarantors shall release and discharge the assigning Bank from its duties, liabilities or obligations under this Agreement to the extent the same are so assigned and delegated by such Bank, provided that no such consent, release or discharge
                          --------
  shall have effect until the Borrower and the Guarantors shall have received a fully executed copy of the Notice of Assignment and Acceptance relating to such assignment and (ii) Schedule II shall be deemed amended to give effect to such assignment. The Borrower agrees that each such disposition will give rise to a direct obligation of the Borrower to any such assignee.

            (d) The Borrower and each Guarantor authorizes each Bank to disclose to any prospective assignee or participant and any assignee or participant any and all financial information in such Bank's possession concerning the Borrower, each Guarantor and this Agreement; provided,
                                                              --------
  however, that, prior to any such disclosure, the assignee or participant or
  -------
  proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower and each Guarantor received by it from such Bank in accordance with Section 12.10.

            (e) Any Bank which sells or grants participations in any Loans or its Commitment may not grant to the participants the right to vote other than on amendments, consents, waivers, modifications or other actions which change the principal amount of, postpone the scheduled maturity of, or decrease the interest rates applicable to, any Loans under, or increase the amount of, such Commitment (except with respect to participating Affiliates actually controlled by, controlling or under common control with, such Bank); provided, however, that as between the Bank and the Borrower, only the Bank
  --------  -------
  shall be entitled to cast such votes.

            (f) No participant in any Bank's rights or obligations shall be entitled to receive any greater payment under Section 3.5 or 3.7 than such Bank would have been entitled to receive with respect to the rights participated, and no participation shall be sold or granted to any Person as to which the events specified in Section 3.6 have occurred on or before the date of participation.

            (g) The Administrative Agent shall maintain at its address referred to in Section 12.2 a copy of each Notice of Assignment and Acceptance received by it and a register, containing the terms of each Notice of Assignment and Acceptance, for the recordation of the names and addresses of each Bank and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Guarantors, the Banks, the Facility Agents and the Managing Agents may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Guarantors, any Bank, any Facility Agent or any Managing Agent at any reasonable time and from time to time upon reasonable prior notice.

            12.8.  GOVERNING LAW; SEVERABILITY.  THIS AGREEMENT AND THE RIGHTS
                   ---------------------------
  AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT.

            12.9.  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
                   ------------------------------------------------

            (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, VIACOM INC. AND VIACOM INTERNATIONAL HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF

  FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE
  --------------------
  BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

            (b) Each Loan Party irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Loan Party at its address specified for notices in or pursuant to
  Section 11.2 hereof, such service to become effective 30 days after such mailing.

            (c) Nothing contained in this Section 12.9 shall affect the right of any Managing Agent, any Facility Agent or any Bank to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or either of the Guarantors in any other jurisdiction.

            (d) Each of the parties hereto waives any right it may have to trial by jury in any proceeding arising out of this Agreement.

            12.10.  Confidentiality.  Each Bank, each Managing Agent and each
                    ---------------
  Facility Agent agrees to keep confidential information obtained by it pursuant hereto (or otherwise obtained from the Loan Parties in connection with this Agreement) confidential in accordance with such Person's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and will not disclose any of such information other than (i) to such Person's employees, counsel, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who in each case agree to be bound by the provisions of this sentence, (ii) to the extent that disclosure by such Person is required, or to the extent that such Person has been advised by counsel that disclosure is required, in order to comply with any law, regulation or judicial order or requested or required by bank regulators or auditors or other Governmental Authority, (iii) to assignees or participants of the Loans or Commitments or potential assignees or participants of the Loans or Commitments who in each case agree in writing to be bound by the provisions of this sentence or (iv) to the extent that such information has otherwise been disclosed or made public other than by such Person, or such Person's employees, counsel, representatives or agents, in violation of this
  Section 12.10.

            12.11.  Section Titles.  The Section titles contained in this
                    --------------
  Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

            12.12.  Execution in Counterparts.  This Agreement may be executed
                    -------------------------
  in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            12.13.  Consent.  (a)  On the Cable Transaction Effective Date,
                    -------
  Viacom International may assign all of its rights and obligations hereunder to VII Services (which will change its name to Viacom International Inc.) if in connection therewith VII Services (i) assumes all of the obligations of Viacom International hereunder and (ii) receives an assignment of the Non Cable Businesses. VII Services will become a Guarantor (as successor to Viacom International) and Viacom International will be released from all of its obligations hereunder.

            (b) Prior to the expiration of the Exchange Offer, Viacom International may borrow $1.7 billion from a syndicate of banks on terms permitted pursuant to the Transaction Documents (as listed in Schedule III) substantially in the form of those in effect on November 17, 1995 and may grant such banks a Lien on such funds until they are released to Viacom International on the date of consummation of the Exchange Offer and a Lien on rights under the Subscription Agreement referred to in Schedule III.

            (c) After the Cable Transaction Effective Date, VII Services may hold certain cable franchises for the benefit of Viacom International until regulatory approvals are obtained and may assign the receivables related to such franchises to the banks lending to Viacom International.

            (d) For purposes of this Agreement, the $1.7 billion loan to Viacom International shall not be considered Indebtedness of Viacom Inc. or any of its Subsidiaries.

            To the extent any of the matters described in (a) - (d) of this
  Section 12.13 are otherwise inconsistent with the other terms of this Agreement, this Section 12.13 shall constitute a waiver of the provisions hereof to the extent necessary to permit the Cable Transaction.

            IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

                                        VIACOM FILM FUNDING COMPANY INC.,
                                        as Borrower


                                        By: /s/ Vaughn A. Clarke
                                           ---------------------------------
                                            Name:  Vaughn A. Clarke
                                            Title: Executive Vice President,
                                                   Treasurer


                                        Guarantors
                                        ----------

                                        VIACOM INC., as Guarantor


                                        By: /s/ Vaughn A. Clarke
                                           ---------------------
                                            Name:  Vaughn A. Clarke
                                            Title: Senior Vice President,
                                                   Treasurer


                                        VIACOM INTERNATIONAL INC., as
                                        Guarantor


                                        By: /s/ Vaughn A. Clarke
                                           ---------------------
                                            Name:  Vaughn Clarke
                                            Title: Senior Vice President,
                                                   Treasurer

                                        Managing Agents
                                        ---------------

                                        THE BANK OF NEW YORK, as Managing
                                        Agent, the Documentation Agent and
                                        a Bank



                                        By: /s/ Geoffrey C. Brooks
                                            --------------------------------
                                            Name: Geoffrey C. Brooks
                                            Title: Vice President


                                        CITIBANK, N.A., as Managing Agent,
                                        the Aministrative Agent and a Bank



                                        By: /s/ Margaret C. Ullrich
                                            --------------------------------
                                            Name: Margaret C. Ullrich
                                            Title: Vice President


                                        MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK, as Managing Agent and a
                                        Bank



                                        By: /s/ R. Blake Witherington
                                            --------------------------------
                                            Name: R. Blake Witherington
                                            Title: Vice President


                                        BANK OF AMERICA NT&SA, as Managing
                                        Agent and a Bank



                                        By: /s/ Amy S. Trapp
                                            --------------------------------
                                            Name: Amy Trapp
                                            Title: Vice President

                                        Syndication Agent
                                        -----------------


                                        JP MORGAN SECURITIES INC., as the
                                        Syndication Agent



                                        By: /s/ Barbara J. Asch
                                           -------------------------------
                                            Name: Barbara J. Asch
                                            Title: Managing Director


                                        Agents
                                        ------


                                        THE FIRST NATIONAL BANK OF BOSTON,
                                        as Agent and a Bank



                                        By: /s/ Jennifer Buras
                                           -------------------------------
                                            Name: Jennifer Buras
                                            Title: Vice President


                                        THE BANK OF NOVA SCOTIA, as Agent
                                        and a Bank



                                        By: /s/ Vincent J. Fitzgerald,
                                           -------------------------------
                                            Name: Vincent J. Fitzgerald, Jr.
                                            Title: Authorized Signatory


                                        THE CHASE MANHATTAN BANK (NATIONAL
                                        ASSOCIATION), as Agent and a Bank



                                        By: /s/ Mary Cameron
                                           -------------------------------
                                            Name: Mary Cameron
                                            Title: Vice President

                                        CANADIAN IMPERIAL BANK OF COMMERCE,
                                        as Agent and a Bank



                                        By: /s/ P.G. Smith
                                           --------------------------------
                                            Name:  Peter Smith
                                            Title: Managing Director


                                        CREDIT LYONNAIS NEW YORK BRANCH as
                                        Agent and a Bank



                                        By: /s/ Mark D. Thorsheim
                                           --------------------------
                                            Name: Mark Thorsheim
                                            Title: Vice President


                                        CREDIT SUISSE, as Agent and a Bank



                                        By: /s/ J. Hamilton Crawford
                                           --------------------------------
                                            Name:  J. Hamilton Crawford
                                            Title: Associate


                                        CREDIT SUISSE, as Agent and a Bank



                                        By: /s/ Juerg Johner
                                           --------------------------------
                                            Name:
                                            Title:


                                        THE FUJI BANK, LIMITED, NEW YORK
                                        BRANCH, as Agent and a Bank



                                        By: /s/ Katsunori Nozawa
                                           --------------------------------
                                            Name:
                                            Title:

                                        THE INDUSTRIAL BANK OF JAPAN,
                                        LIMITED, as Agent and a Bank



                                        By: /s/ Junri Oda
                                           --------------------------------
                                            Name:
                                            Title:


                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LIMITED, as Agent and a Bank



                                        By: /s/ John A. Krob
                                           --------------------------------
                                            Name: John A. Krob
                                            Title: Deputy General Manager


                                        MELLON BANK, N.A., as Agent and a
                                        Bank



                                        By: /s/ G. Louis Ashley
                                           --------------------------------
                                            Name: G. Louis Ashley
                                            Title: First Vice President


                                        THE MITSUBISHI TRUST AND BANKING
                                        CORPORATION, as Agent and a Bank



                                        By: /s/ Patricia Loret de Mola
                                           --------------------------------
                                            Name:  Patricia Loret de Mola
                                            Title: Vice President


                                        THE NIPPON CREDIT BANK, LTD., LOS
                                        ANGELES AGENCY, as Agent and a Bank



                                        By: /s/ Shinsuke Baba
                                           -------------------------------
                                            Name:
                                            Title:

                                        ROYAL BANK OF CANADA, as Agent and
                                        a Bank



                                        By: /s/ Barbara Meijer
                                           -------------------------------
                                            Name: Barbara E. Meijer
                                            Title: Manager


                                        THE SAKURA BANK, LIMITED, as Agent
                                        and a Bank



                                        By: /s/ Yasuhiro Terada
                                           ----------------------------------
                                            Name:  Yasuhiro Terada
                                            Title: Senior Vice President


                                        THE SANWA BANK, LIMITED., NEW YORK
                                        BRANCH, as Agent and a Bank



                                        By: /s/ Dominic J. Sorresso
                                           ----------------------------------
                                            Name: Dominic J. Sorresso
                                            Title: Vice President


                                        SOCIETE GENERALE, as Agent and a Bank



                                        By: /s/ Elaine Khalil
                                           ----------------------------------
                                            Name: Elaine Khalil
                                            Title: Vice President


                                        THE SUMITOMO BANK, LIMITED, NEW YORK
                                        BRANCH, as Agent and a Bank



                                        By: /s/ Yoshinori Kawamura
                                           ----------------------------------
                                            Name: Yoshinori Kawamura
                                            Title: Joint General Manager

                                        TORONTO DOMINION (NEW YORK), INC., as
                                        Agent and a Bank



                                        By: /s/ Jorge Garcia
                                           ----------------------------------
                                           Name:
                                           Title:

                                         SCHEDULE I

                                   LIST OF LENDING OFFICES
                                   -----------------------



                BANK
                ----

                The Bank of New York            Domestic Lending Office:

                                                The Bank of New York
                                                One Wall Street
                                                16th Floor
                                                New York, New York 10286

                                                Eurodollar Lending Office:

                                                Same


                Citibank, N.A.                  Domestic Lending Office:

                                                Citibank, N.A.
                                                399 Park Avenue
                                                New York, New York 10043

                                                Eurodollar Lending Office:

                                                Same


                Morgan Guaranty Trust Company   Domestic Lending Office:
                  of New York
                                                Morgan Guaranty Trust Company of
                                                     New York
                                                60 Wall Street
                                                New York, New York 10260-0060
                                                Attention Loan Department
                                                Telex #177615 MGT VT

                                                Eurodollar Lending Office:

                                                Morgan Guaranty Trust
                                                    Company of New York
                                                Nassau, Bahamas Office
                                                c/o J.P. Morgan Services
                                                Loan Operations - 3rd Floor
                                                500 Stanton Christiana Road
                                                Newark, Delaware 19713

                BANK
                ----

                Bank of America NT&SA           Domestic Lending Office:

                                                Bank of America NT&SA
                                                1850 Gateway Boulevard
                                                4th Floor
                                                Concord, California 94520

                                                Eurodollar Lending Office:

                                                Same

                The First National Bank         Domestic Lending Office:
                of Boston
                                                The First National Bank of
                                                Boston
                                                Mail Stop 01-08-08
                                                100 Federal Street
                                                Boston, Massachusetts 02110

                                                Eurodollar Lending Office:

                                                Same

                The Bank of Nova Scotia         Domestic Lending Office:

                                                One Liberty Plaza
                                                New York, New York 10006

                                                Eurodollar Lending Office:

                                                Same

                The Chase Manhattan Bank        Domestic Lending Office:
                  (National Association)
                                                The Chase Manhattan Bank
                                                (National Association)
                                                One Chase Manhattan Plaza
                                                4th Floor
                                                New York, New York 10081

                                                Eurodollar Lending Office:

                                                Same

             BANK
             ----

             Canadian Imperial Bank             Domestic Lending Office:
             of Commerce
                                                Canadian Imperial Bank of
                                                Commerce
                                                U.S. Media Group
                                                425 Lexington Avenue
                                                New York, New York 10017

                                                Eurodollar Lending Office:

                                                Same


             Credit Lyonnais                    Domestic Lending Office:

                                                Credit Lyonnais
                                                New York Branch
                                                1301 Avenue of the Americas
                                                18th Floor
                                                New York, New York 10019-6022

                                                Eurodollar Lending Office:

                                                Same

             Credit Suisse                      Domestic Lending Office:

                                                Credit Suisse
                                                Tower 49
                                                12 East 49th Street
                                                44th Floor
                                                New York, New York 10017

             The Fuji Bank, Limited, New York   Domestic Lending Office:
             Branch
                                                The Fuji Bank, Limited
                                                New York Branch
                                                Two World Trade Center
                                                79th Floor
                                                New York, New York 10048

                                                Eurodollar Lending Office:

                                                Same

                BANK
                ----

                The Industrial Bank of          Domestic Lending Office:
                  Japan, Limited
                                                The Industrial Bank of Japan,
                                                Ltd.
                                                245 Park Avenue, 23rd Floor
                                                New York, New York 10167

                                                Eurodollar Lending Office:

                                                Same


                The Long-Term Credit            Domestic Lending Office:
                Bank of Japan, Limited
                                                The Long-Term Credit Bank of
                                                Japan, Limited
                                                165 Broadway
                                                49th Floor
                                                New York, New York 10006

                                                Eurodollar Lending Office:

                                                Same


                Mellon Bank, N.A.               Domestic Lending Office:

                                                Mellon Bank, N.A.
                                                One Mellon Bank Center
                                                Room 4440
                                                Pittsburgh, Pennsylvania 15258

                                                Eurodollar Lending Office:

                                                Same

                The Mitsubishi Trust & Banking  Domestic Lending Office:
                Corporation
                                                The Mitsubishi Trust & Banking
                                                Corp.
                                                520 Madison Avenue
                                                26th Floor
                                                New York, New York 10022

                                                Eurodollar Lending Office:

                                                Same

                BANK
                ----

                The Nippon Credit Bank, Ltd.,   Domestic Lending Office:
                Los Angeles Agency
                                                The Nippon Credit Bank, Ltd.,
                                                Los Angeles Agency
                                                550 South Hope, Suite 2500
                                                Los Angeles, California 90071

                                                Eurodollar Lending Office

                                                Same

                Royal Bank of Canada            Domestic Lending Office:

                                                Royal Bank of Canada
                                                Media Industries Group
                                                Financial Square
                                                New York, New York 10005-3531

                                                Eurodollar Lending Office:

                                                Same


                The Sakura Bank, Limited        Domestic Lending Office:

                                                The Sakura Bank, Limited,
                                                New York Branch
                                                277 Park Avenue
                                                45th Floor
                                                New York, New York 10172

                                                Eurodollar Lending Office:

                                                Same
                The Sanwa Bank, Limited         Domestic Lending Office:

                                                The Sanwa Bank, Limited
                                                New York Branch
                                                Park Avenue Plaza
                                                55 East 52nd Street
                                                24th Floor
                                                New York, New York 10055

                                                Eurodollar Lending Office:

                                                Same

              BANK
              ----

              Societe Generale                  Domestic Lending Office:

                                                Societe Generale
                                                1221 Avenue of the Americas
                                                New York, New York 10020

                                                Eurodollar Lending Office:

                                                Same


              The Sumitomo Bank, Limited, New   Domestic Lending Office:
              York Branch
                                                The Sumitomo Bank, Limited, New
                                                York Branch
                                                277 Park Avenue
                                                6th Floor
                                                New York, New York 10172

                                                Eurodollar Lending Office:

                                                Same

              Toronto Dominion                  Domestic Lending Office:
              (New York), Inc.
                                                Toronto Dominion (New York),
                                                Inc.
                                                909 Fannin Street
                                                Houston, Texas 77010

                                                Eurodollar Lending Office:

                                                Same

                                     SCHEDULE II
                                     -----------

                                     COMMITMENTS
                                     -----------


                Bank                                           Commitment
                ----                                           ----------

        The Bank of New York                               $29,000,001.50

        Citibank, N.A.                                     $29,000,001.50
        Morgan Guaranty Trust                              $29,000,001.50
        Company of New York

        Bank of America NT&SA                              $29,000,001.50
        The First National                                 $21,333,333.00
        Bank of Boston

        The Bank of Nova Scotia                            $21,333,333.00
        The Chase Manhattan Bank (National Association)    $21,333,333.00

        Canadian Imperial Bank of Commerce                 $21,333,333.00
        Credit Lyonnais New York Branch                    $21,333,333.00

        Credit Suisse                                      $21,333,333.00
        The Fuji Bank, Limited,                            $21,333,333.00
        New York Branch
        The Industrial Bank of Japan,                      $21,333,333.00
        Limited

        The Long Term Credit Bank of                       $21,333,333.00
        Japan, Limited
        Mellon Bank                                        $21,333,333.00

        Mitsubishi Bank                                    $21,333,333.00
        The Nippon Credit Bank, Ltd.,                      $21,333,333.00
        Los Angeles Agency

        Royal Bank of Canada                               $21,333,333.00
        Sakura Bank                                        $21,333,333.00

        Sanwa Bank Limited                                 $21,333,333.00
        Societe Generale                                   $21,333,333.00

        Sumitomo Bank                                      $21,333,333.00
        Toronto Dominion                                   $21,333,333.00
        (New York), Inc.

        TOTAL                                             $500,000,000.00

                                     SCHEDULE III
                                     ------------

                                Transaction Documents
                                ---------------------



                    1. Parents Agreement, dated as of July 24, 1995, among Viacom, TCI and TCI Sub.

                    2. Implementation Agreement, dated as of July 24, 1995, between VII and VII Services.

                    3. Subscription Agreement, dated as of July 24, 1995, among VII, TCI and TCI Sub.

                                                 SCHEDULE 1.1
                                                 ------------


      Guarantees Related to Discontinued Operations

                                                                                        PRINCIPAL
                                                                                         AMOUNT
          GUARANTOR             OBLIGOR              TYPE        EXPIRY    CURRENCY    OUTSTANDING
          ---------             -------              ----        ------    --------    -----------


      Viacom Int'l Inc.         Simmons            7% IRB's     10/15/17      USD        9,700,000
                             Manufacturing
      Viacom Int'l Inc.       CBF Fabrics        7-1/4% IRB's   07/01/97      USD        1,347,100


      Guaranteed Joint-Venture Credit Facilities


                                                                                                            MAXIMUM
                                                                                        TOTAL FACILITY     GUARANTEE
          GUARANTOR            OBLIGOR           TYPE        EXPIRY       CURRENCY            SIZE*        EXPOSURE*
          ---------            -------           ----        ------       --------       --------------    ---------


      Viacom Int'l Inc.        UCI (UK)        Term Loan    9/30/97    Pounds Sterling       32,899,000      16,449,500
      Viacom Int'l Inc.        UCI (UK)        Revolver     6/11/96    Pounds Sterling       27,000,000      13,500,000
      Viacom Int'l Inc.        CIC (UK)        Revolver     12/6/96    Pounds Sterling       31,000,000      15,500,000
      Viacom Int'l Inc.       UCI Spain        Revolver     4/15/99    Spanish Peseta     5,000,000,000   2,500,000,000
            * in foreign
           currency


      Guarantees:  Other


                                                                                                           MAXIMUM
                                                                                        TOTAL FACILITY    GUARANTEE
          GUARANTOR                OBLIGOR              TYPE       EXPIRY     CURRENCY        SIZE         EXPOSURE
          ---------                -------              ----       ------     --------   -------------     --------

      Viacom Inc.        Panthers Invest. Venture   Revolver      06/01/96      USD         20,000,000     20,000,000
      Viacom Inc.        Pavillon Partners          Promissory    07/01/05      USD         23,381,342     11,690,671
                                                    Note







                                            -1-

                                   SCHEDULE 9.1(A)
                                   ---------------

                             SATELLITE TRANSPONDER LIENS
                             ---------------------------



                                        None.

                                   SCHEDULE 9.1(B)
                                   ---------------

                                        LIENS
                                        -----


                                        None.

                                                 SCHEDULE 9.6
                                                 ------------

                                            SUBSIDIARY INDEBTEDNESS



                                                                                          TOTAL
                                                                                        FACILITY
             OBLIGOR               TYPE              EXPIRE              CURRENCY          SIZE
             -------               ----              ------              --------          ----
          Virgin Interactive      Revolver          03/31/97            US Dollars      100,000,000
          Entertainment Inc.
          Virgin Interactive
          Entertainment, Inc.     Revolver          04/30/05          Pounds Sterling   10,000,000*



                                                           *In foreign currency























                                            -1-

                                                                       EXHIBIT A

                                NOTICE OF BORROWING


                                                                          [Date]



  Citibank, N.A.
    as Administrative Agent for
    the Banks parties to the
    Credit Agreement referred to below
  399 Park Avenue
  New York, New York  10021
  Attention:  Mr. Robert F. Parr

  Ladies and Gentlemen:

            The undersigned refers to the Credit Agreement, dated as of May 10, 1996, among Viacom Film Funding Company Inc., as Borrower; Viacom Inc. and Viacom International Inc. as Guarantors; the Banks parties thereto from time to time, The Bank of New York, as a Managing Agent and as the Documentation Agent; Citibank, N.A., as a Managing Agent and as the Administrative Agent; Morgan Guaranty Trust Company of New York as a Managing Agent; JP Morgan Securities Inc., as the Syndication Agent; The Bank of America NT&SA as a Managing Agent; and the Banks identified as Agents and Banks on the signature pages thereof (such agreement, as it may be amended, supplemented or otherwise modified being the "Credit Agreement", the terms defined therein being used herein as therein defined), and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the under-signed hereby requests Borrowing under the Credit Agreement (the "Proposed Borrowing"), and in that connection sets forth below the information relating to such Proposed Borrowing as required by Section 2.2(a) of the Credit
  Agreement:

            (i)  The Business Day of the Proposed Borrowing is ___________,
       19__.

           (ii) The aggregate amount of the Borrowing constituting the Borrowing is $_____________ principal amount of [Base Rate Loans] [Eurodollar Rate Loans having an Interest Period of _____ months].



                           Very truly yours,

                           Viacom Film Funding Company Inc.


                           By:______________________
                              Name:
                              Title:

                                                                       EXHIBIT B

                                     NOTICE OF
                            CONVERSION OR CONTINUATION

                                                                          [Date]

  Citibank, N.A.
    as Administrative Agent
    for the Banks parties to the
    Credit Agreement referred to below
  399 Park Avenue
  New York, New York  10021
  Attention:  Mr. Robert F. Parr

  Ladies and Gentlemen:

            In connection with the Credit Agreement, dated as of May 10, 1996, among Viacom Film Funding Company Inc., as Borrower; Viacom International Inc. and Viacom Inc. as Guarantors; the Banks parties thereto, The Bank of New York, as a Managing Agent and as the Documentation Agent; Citibank, N.A., as a Managing Agent and as the Administrative Agent; Morgan Guaranty Trust Company of New York as a Managing Agent; JP Morgan Securities Inc., as the Syndication Agent; The Bank of America NT&SA as a Managing Agent; and the Banks identified as Agents on the signature pages thereof (such agreement, as it may be amended, supplemented or otherwise modified being the "Credit Agreement", the terms defined therein being used herein as therein defined), this notice represents the Borrower's request pursuant to Section 3.1 of the Credit Agreement to [convert] [continue] $__________ in principal amount of presently outstanding Loans bearing interest at a rate based on the [Base Rate] [Eurodollar Rate having an Interest Period of__________ and ending on ____________, 19__], to Loans bearing interest at a rate based on the [Base Rate], [Eurodollar Rate], on [___________, 19__] [the last day of such Interest Period]. [The Interest Period for such amounts requested to be converted to bear interest at a rate based on the Eurodollar Rate is ___ month(s).]

            The undersigned certifies that, before and after giving effect to the foregoing, no Event of Default has occurred and is continuing or would result therefrom.

  Dated:  __________________

                           Viacom Film Funding Company Inc.

                           By:______________________
                              Name:
                              Title:

                                                                       EXHIBIT C




                        [LETTERHEAD OF MICHAEL D. FRICKLAS]



                                                                    May 10, 1996




  To each of the Banks listed on
    Exhibit A hereto parties to
    the Film Finance Credit Agreement
    described below, and to the
    Managing Agents and Facility Agents
    parties thereto

  Ladies and Gentlemen:

            This opinion is furnished to you pursuant to: Section 4.1(d) of the Film Finance Credit Agreement, dated as of May 10, 1996 (the "Film Finance Credit Agreement"), among Viacom Film Funding Company Inc., a Delaware corporation, as Borrower (the "Borrower"); Viacom International and Viacom Inc. as Guarantors; the Banks parties thereto; The Bank of New York ("BNY"), Citibank, N.A. ("Citibank"), Morgan Guaranty Trust Company of New York ("Morgan") and Bank of America NT&SA ("BofA"), as Managing Agents; BNY, as the Documentation Agent; Citibank, as the Administrative Agent; JP Morgan Securities Inc. ("Morgan Securities"), as the Syndication Agent and the Banks identified as Agents on the signature pages thereof, as Agents. Terms defined in the Film Finance Credit Agreement are used herein as therein defined.

            I am Senior Vice President, Deputy General Counsel and Assistant Secretary of Viacom Inc. I have examined and relied upon executed copies of the Film Finance Credit Agreement, and the other documents furnished by Viacom Inc. pursuant to Article IV of the Film Finance Credit Agreement.

            I have also examined the originals, or copies certified to my satisfaction, of such other corporate records of Viacom Inc., each other Loan Party and each other Material Subsidiary of Viacom Inc., certificates of public officials, including the Secretary of State of the State of Delaware, and of officers of Viacom Inc., each other Loan Party and each other Material Subsidiary of Viacom Inc., and agreements, instruments and documents, as I have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates or other evidence satisfactory to me of Viacom Inc., each other Loan Party and each other Material Subsidiary of Viacom Inc. or their respective officers or public officials. I have assumed the due execution and delivery, pursuant to due authorization, by the Banks, the Managing Agents, the Facility Agents and the Agents of the Film Finance Credit Agreement. In all such examinations, I have assumed the genuineness of all signatures on original and certified documents, the authenticity of all documents submitted to me as original documents and the conformity to original or certified documents of all documents submitted to me as copies.

            Based upon the foregoing, I am of the opinion that:

            1. The Borrower, each other Loan Party and each other Material Subsidiary of Viacom Inc. (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power and authority to conduct its business as now being conducted; (iii) is in compliance with its articles or certificate of incorporation and by-laws; and (iv) is in compliance with all applicable Requirements of Law except such non-compliance as would not have a Material Adverse Effect.

            2. Each Loan Party is duly qualified and in good standing as a foreign corporation under the laws of each jurisdiction in which the failure so to qualify is reasonably probable to have a Material Adverse Effect.

            3. To the best of my knowledge after due inquiry, each of the other Material Subsidiaries is duly qualified and in good standing as a foreign corporation under the laws of each jurisdiction in which the failure so to qualify is reasonably probable to have a Material Adverse Effect.

            4. The execution, delivery and performance by each Loan Party of the Film Finance Credit Agreement:

            (i)  is within such Loan Party's corporate powers;

           (ii)  has been duly authorized by all necessary corporate action;

          (iii) does not (A) contravene such Loan Party's certificate of incorporation or by-laws, (B) violate any order or any decree of any court or governmental instrumentality, except those as to which the failure to comply would not have a Material Adverse Effect, (C) conflict with or result in the breach of, or constitute a default under, any instrument, document or agreement binding upon and material to such Loan Party, or (D) result in the creation or imposition of any Lien upon any of the Property of Viacom Inc. or any of its Subsidiaries;

           (iv) does not require the consent of, authorization by, approval of, notice to, or filing or registration with any Governmental Authority (except for filing copies of the Film Finance Credit Agreement with the Securities and Exchange Commission); and

           (v) does not violate any law, rule or regulation applicable to such Loan Party (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System).

            5. The Film Finance Credit Agreement has been duly executed and delivered by each Loan Party that is a party thereto.

            6. The Film Finance Credit Agreement is the legal, valid and binding obligation of each Loan Party enforceable against such Loan Party in accordance with its terms.

            7. There are no pending or, to the best of my knowledge, overtly threatened actions, investigations or proceedings against or affecting Viacom Inc. or any of its Subsidiaries before any court, governmental agency or arbitrator in which, individually or in the aggregate, there is a reasonable probability of an adverse decision that could have a Material Adverse Effect or result in a Material Credit Agreement Change.

            8. To the best of my knowledge no Environmental Lien has attached to any Property of Viacom Inc. or any of its Subsidiaries which would have a Material Adverse Effect.

            9. Viacom Inc. and its Subsidiaries have all the FCC Licenses necessary for the conduct of their respective businesses as now being conducted. Viacom Inc. and its Subsidiaries are in substantial compliance with the Federal Communications Act of 1934, as amended, and with the rules and regulations thereunder except for such non-compliance which would not have a Material Adverse Effect. Neither Viacom Inc. nor any of its Subsidiaries is a party to, nor to the best of my knowledge subject to, any investigation, notice of violation, order or complaint issued by or before the FCC, in which there is a reasonable probability of an adverse decision which is reasonably probable to have a Material Adverse Effect. Viacom Inc. and its Subsidiaries have all the Franchises necessary for the conduct of their businesses as now being conducted and are in substantial compliance with the requirements of such Franchises, except for such non-compliance which would not have a Material Adverse Effect.

            The opinions set forth above are subject to the following qualifications:

            (a) My opinion in paragraph 6 above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally (including, without limitation, all laws relating to fraudulent transfers).

            (b) My opinion in paragraph 6 above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

            (c) My opinion in paragraph 6 above is subject to any public policy consideration or court decisions with respect to the securities laws that may limit the rights of any Bank, any Agent or any other Person to obtain indemnification.

            (d) My opinions expressed above are limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States, and I do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, I express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Bank may be located or wherein enforcement of the Agreement may be sought that limits the rates of interest legally chargeable or collectible. I am a member of the bar of the State of New York only and do not by this opinion represent otherwise.

            This opinion is furnished to you by me as counsel to the Loan Parties pursuant to Section 4.1(d) of the Film Finance Credit Agreement, is solely for your benefit and may not be relied upon by any other party without my prior written consent.

                                          Very truly yours,

                                     EXHIBIT A
                         to the Opinion dated May 10, 1996
                              of Michael D. Fricklas

                                       Banks
                                       -----

  The Bank of New York
  Citibank, N.A.
  Morgan Guaranty Trust Company of New York
  Bank of America NT&SA
  JP Morgan Securities Inc.
  The First National Bank of Boston
  The Bank of Nova Scotia
  The Chase Manhattan Bank (National Association)
  Canadian Imperial Bank of Commerce
  Credit Lyonnais, New York Branch
  Credit Suisse
  The Fuji Bank, Limited, New York Branch
  The Industrial Bank of Japan, Limited
  The Long-Term Credit Bank of Japan, Limited
  Mellon Bank, N.A.
  Mitsubishi Trust and Banking Corporation
  The Nippon Credit Bank, Ltd., Los Angeles Agency
  Royal Bank of Canada
  The Sakura Bank, Limited
  The Sanwa Bank, Limited, New York Branch
  Societe Generale
  The Sumitomo Bank, Limited, New York Branch
  Toronto Dominion Bank, Houston Agency

                                                                       EXHIBIT D




                                      FORM OF
                             ASSIGNMENT AND ACCEPTANCE


                                                                          [Date]


            Reference is made to the credit agreement, dated as of May 10, 1996 (the "Credit Agreement"), among Viacom Film Funding Company Inc., as Borrower (the "Borrower"); Viacom International and Viacom Inc. as Guarantors (each a "Guarantor") the banks parties thereto, as Banks; The Bank of New York, as a Managing Agent and as the Documentation Agent; Citibank, N.A., as a Managing Agent and as the Administrative Agent; Morgan Guaranty Trust Company of New York as a Managing Agent; JP Morgan Securities Inc., as the Syndication Agent; The Bank of America NT&SA as a Managing Agent and the Banks identified as Agents on the signature pages thereof, as Agents. Terms defined in the Credit Agreement are used herein as therein defined.

            ____________________________ (the "Assignor") and
  ______________________________ (the "Assignee") agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the effective date of the Assignment and Acceptance (the "Assignment and Acceptance Effective Date") (as determined below) equal to the percentage interest specified on Schedule II hereto of all outstanding rights and obligations under the Credit Agreement specified on Schedule II hereto.
  After giving effect to such sale and assignment, the Assignee's Commitment shall be as set forth on Schedule I hereto.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or either Guarantor or the performance or observance by the Borrower or the Guarantors of any of their obligations under the Credit Agreement or any other document furnished pursuant thereto.

            3. The Assignee confirms and agrees as follows: (i) that it has received a copy of this Assignment and Acceptance Agreement, together with copies of the financial statements referred to in Section 8.8 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (ii) that it will, independently and without reliance upon the Administrative Agent, any Managing Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) that it appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) that it will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (v) that its Domestic Lending Office (and address for notices) and Eurodollar Lending Office are the offices set forth beneath its name on the signature pages hereof.

            4. The Assignment and Acceptance Effective Date shall be _____________. Following the execution of this Assignment and Acceptance, it shall be delivered to the Administrator for acceptance by the Administrator together with a recording fee in the amount $3,000.

            5. [This Assignment and Acceptance is subject to the prior written consent of the Borrower.]* Upon such [consent by the Borrower and] acceptance and the recording thereof in the Register by the Administrative Agent, as of the Assignment and Acceptance Effective Date (i) the Assignee shall be a party to the Credit Agreement, and shall have the rights and obligations of a Bank under the Parent Facility and (ii) the Assignor shall, to the extent provided

  --------------------
  * To be inserted if the Assignee is not a Bank (as defined in each of the Credit Agreement, the September Agreement and each of the July Agreements), an Affiliate of such Bank or a Federal Reserve Bank immediately prior to the Assignment and Acceptance Effective Date.

  in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            6. Upon such acceptance and recording by the Administrative Agent, from and after the Assignment and Acceptance Effective Date, the Administrator shall make all payments under the Credit Agreement in respect of the interests assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment and Acceptance Effective Date directly between themselves.

            7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            8. The Assignee agrees not to sell any assignments of, or grant participations in, its Commitments or its Loans except in accordance with the Credit Agreement.

                                        [ASSIGNOR]


                                        By:___________________________
                                           Name:
                                           Title:


                                        [ASSIGNEE]


                                        By:___________________________
                                           Name:
                                           Title:


                                        Domestic Lending Office:

                                        ______________________________
                                        ______________________________
                                        ______________________________


                                        Eurodollar Lending Office:

                                        ______________________________
                                        ______________________________
                                        ______________________________

  [Approved this ____ day
  of _______________, 19__

  Viacom Film Funding Company Inc.


  By:______________________
     Name:
     Title:              ]*



  Accepted this ____ day
  of _______________, 19__

  CITIBANK, N.A.,
  as Administrative Agent


  By:______________________
     Name:
     Title:





















  --------------------

  * To be inserted if the Assignee is not a Bank (as defined in each of the Credit Agreement, the September Agreement and each of the July Agreements), an Affiliate of such Bank or a Federal Reserve Bank immediately prior to the Assignment and Acceptance Effective Date.

                                    SCHEDULE I
                                        TO
                             ASSIGNMENT AND ACCEPTANCE
                                DATED [DATE], 1996



  Type of Commitment and Loan Assigned:                             [Subsidiary]
  ------------------------------------

  Portion Assigned:                                               _____________%
  ----------------

  Assignee's Commitment                                           _____________%
  ---------------------